UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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United Online, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 22, 2007

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of United Online, Inc. will be held on Tuesday, May 22, 2007, at 10:30 a.m. Pacific time at the Hilton Woodland Hills and Towers, 6360 Canoga Avenue, Woodland Hills, California 91367, for the following purposes:

•       to elect two directors to serve on our Board of Directors until the third annual stockholders meeting following their election or until their successors are duly elected and qualified;

•       to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

•       to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Please refer to the attached proxy statement, which forms a part of this notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

Only stockholders of record at the close of business on April 9, 2007, the record date, are entitled to notice of and to vote at the annual meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the meeting and at our executive offices located at 21301 Burbank Boulevard, Woodland Hills, California 91367.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the enclosed envelope. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the close of voting at the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

Sincerely,

Mark R. Goldston Chairman and Chief Executive Officer
Woodland Hills, California
April 24, 2007

United Online, Inc.

21301 Burbank Boulevard
Woodland Hills, California 91367

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2007

General

This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at our annual meeting of stockholders to be held on Tuesday, May 22, 2007 at 10:30 a.m. Pacific time at the Hilton Woodland Hills and Towers, 6360 Canoga Avenue, Woodland Hills, California 91367, for the purposes of:

•       electing two directors to serve on our Board of Directors until the third annual stockholders meeting following their election or until their successors are duly elected and qualified;

•       ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

•       transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.

These proxy solicitation materials were mailed on or about April 24, 2007 to all stockholders entitled to vote at the annual meeting.

Voting; Quorum

Our outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting. Common stockholders of record at the close of business on April 9, 2007, the record date for the annual meeting, are entitled to notice of and to vote at the meeting. On the record date, 66,427,443 shares of our common stock were issued and outstanding. Each share of common stock is entitled to one vote. The presence at the meeting, in person or by proxy, of a majority of the shares of common stock issued and outstanding on April 9, 2007 will constitute a quorum.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes are shares held of record by stock brokerage firms but not voted due to the failure of the beneficial owners of those shares to provide voting instructions. Abstentions and broker non-votes are counted as present for purposes of determining whether or not there is a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not entitled to vote at the annual meeting and will not be counted for purposes of determining whether a proposal has been approved. The election of directors will be by plurality vote, and the nominees receiving the highest number of affirmative votes will be elected; broker non-votes and votes marked “withheld” will not affect the outcome of the election. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the outstanding shares of common stock represented at the annual meeting and entitled to vote.

Voting Procedure

Stockholders of record may vote by completing and returning the enclosed proxy card prior to the annual meeting, voting in person at the annual meeting or submitting a signed proxy card at the annual meeting. If the enclosed form of proxy is properly signed, dated and returned, the shares represented thereby will be voted at the annual meeting in accordance with the instructions specified thereon. Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the annual meeting FOR the election of the director nominees listed in Proposal One (unless the authority to vote for the election of such directors is withheld) and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal Two.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

You may revoke your proxy at any time before it is actually voted at the meeting by:

•       delivering written notice of revocation to our corporate Secretary at 21301 Burbank Boulevard, Woodland Hills, California 91367;

•       submitting a later dated proxy; or

•       attending the meeting and voting in person.

Your attendance at the meeting will not, by itself, constitute a revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf.

Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial owner of our shares, but those shares are held of record by another person such as a stock brokerage firm or bank, then you must provide voting instructions to the appropriate record holder so that such person can vote the shares. In the absence of such voting instructions from you, the record holder may not be entitled to vote those shares.

Solicitation

This solicitation is made on behalf of our Board of Directors, and we will pay the costs of solicitation. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to our stockholders. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies by telephone, fax or personal interview. No additional compensation will be paid to these individuals for any such services.

Stockholder Proposals for 2008 Annual Meeting

Stockholder proposals that are intended to be presented at our 2008 annual meeting and included in our proxy materials relating to the 2008 annual meeting must be received by us no later than December 22, 2007, which is 120 calendar days prior to the anniversary of the mailing date for this year’s proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2008 annual meeting.

If a stockholder wishes to present a proposal at our 2008 annual meeting and the proposal is not intended to be included in our proxy statement relating to the 2008 annual meeting, the stockholder must give advance notice to us prior to the deadline for the annual meeting determined in accordance with our amended and restated bylaws (the “Bylaw Deadline”). Under our bylaws, in order to be deemed properly presented, the notice of a proposal must be delivered to our Secretary no fewer than 90 days and no more than 120 days prior to the anniversary of the date for this year’s annual meeting. However, if we determine to change the date of the 2008 annual meeting so that it occurs more than 30 days prior to, or more than 30 days after, May 22, 2008, stockholder proposals intended for presentation at the 2008 annual meeting must be received by our Secretary no later than the close of business on the tenth day following the day on which such notice of the date of the 2008 annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs (the “Alternate Date”). If a stockholder gives notice of such proposal after the Bylaw Deadline (or the Alternate Date, if applicable), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. All stockholder proposals must be in the form required by our bylaws.

If a stockholder complies with such procedures and submits the proposal before the Bylaw Deadline (or the Alternate Date, if applicable), then the holders of proxies solicited by our Board of Directors for the stockholders meeting at which that proposal is submitted will not have discretionary voting power with respect to that proposal and cannot vote those proxies in the absence of specific voting instructions from the persons who gave those proxies.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s annual meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes with staggered terms, which will usually be approximately three years in length. Our bylaws dictate that each director, once elected, holds office until the third annual stockholders meeting following his election or until his successor is duly elected and qualified.

The class whose term expires at this annual meeting contains two directors, Robert Berglass and Kenneth L. Coleman, who are both nominated for re-election. Each of the directors elected at this annual meeting will hold office until the third annual stockholders meeting following his election or until his successor is duly elected and qualified. If both nominees are elected, our Board of Directors will consist of six individuals.

The nominees named below have agreed to serve if elected, and we have no reason to believe that they will be unavailable to serve. If, however, the nominees named below are unable to serve or decline to serve at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our Board of Directors. Unless a stockholder specifies otherwise, a returned proxy will be voted FOR the election of the nominees listed below.

On September 25, 2001, NetZero, Inc. and Juno Online Services, Inc. merged into two wholly-owned subsidiaries of United Online (the “Merger”) and each of the directors of NetZero became a director of United Online pursuant to the terms of the Merger. Messrs. Armstrong, Holt, Berglass and Goldston were directors of NetZero prior to the Merger.

The following table sets forth information with respect to the persons nominated for re-election at the meeting:

Name	Age	Director Since	Positions
Robert Berglass	69	2001	Lead Independent Director, Compensation Committee Chair
Kenneth L. Coleman	64	2001	Director, Member of Audit and Compensation Committees

Robert Berglass has served as one of our directors since the Merger and was a director of NetZero from November 2000 until the Merger. Mr. Berglass has been our Lead Independent Director since February 2006. Since January 2002, Mr. Berglass has been the Chairman of DAVEXLABS LLC. From 1998 until April 2001, Mr. Berglass was the Chairman, Chief Executive Officer and President of Schwarzkopf & DEP, Inc. (formerly DEP Corporation), a division of Henkel KGAA. Mr. Berglass had held those positions following Henkel KGAA’s acquisition of DEP Corporation in 1998. From 1969 to 1998, Mr. Berglass was the Chairman, Chief Executive Officer and President of DEP Corporation. Before joining DEP Corporation, Mr. Berglass held various positions at Faberge, Inc., including Corporate Executive Vice President.

Kenneth L. Coleman has served as one of our directors since September 2001. Since February 2006, Mr. Coleman has been the Chairman of Accelrys. In May 2002, Mr. Coleman founded ITM Software and served as its Chairman and Chief Executive Officer until January 2006. In May 2001, Mr. Coleman founded Coleman Consulting and consulted on various strategic matters for several companies through May 2002. From 1987 through May 2001, he held various positions, including Executive Vice President of Global Sales, Service and Marketing, with Silicon Graphics, Inc. Mr. Coleman serves on the board of directors of MIPS Technologies, Inc., City National Bank and Accelrys (formerly Pharmacopeia Inc.). Mr. Coleman received his B.S. and M.B.A. from Ohio State University.

Continuing Directors

Our other directors are as follows:

Name	Age	Director Since	Positions
Mark R. Goldston	52	2001	Chairman, Chief Executive Officer and Director
James T. Armstrong	41	2001	Director, Audit Committee Chair and Member of Nominating Committee
Dennis Holt	70	2001	Director, Member of Nominating and Compensation Committees
Carol A. Scott	57	2003	Director, Member of Audit and Nominating Committees

The terms for Mr. Goldston and Ms. Scott will expire at the next annual stockholders meeting and the term for Messrs. Armstrong and Holt will expire at the next stockholders meeting thereafter.

Mark R. Goldston has served as our Chairman, Chief Executive Officer and a director since the Merger. Prior to May 2006, Mr. Goldston’s title was Chairman, Chief Executive Officer, President and a director. He served as NetZero’s Chairman and Chief Executive Officer and one of its directors from March 1999 until the Merger. Prior to joining NetZero, Mr. Goldston served as Chairman and Chief Executive Officer of The Goldston Group, a strategic advisory firm, from December 1997 to March 1999. From April 1996 to December 1997, he served as President, Chief Executive Officer and a director of Einstein/Noah Bagel Corp. after founding and serving his initial term with The Goldston Group from June 1994 to April 1996. Mr. Goldston also served as President and Chief Operating Officer of L.A. Gear from September 1991 to June 1994 and as a principal of Odyssey Partners, L.P., a private equity firm, from September 1989 to September 1991. Before joining Odyssey Partners, Mr. Goldston held various executive positions including Chief Marketing Officer of Reebok, President of Faberge USA, Inc. and Vice President of Marketing Worldwide for fragrance and skincare at Revlon, Inc. Mr. Goldston is the author of a business book entitled, The Turnaround Prescription, which was published in 1992 and is the named inventor on 13 separate U.S. patents on products such as inflatable pump athletic shoes, lighted footwear, and a method for delivering electronic content over the Internet. Mr. Goldston received his B.S.B.A. in Marketing and Finance from Ohio State University and his M.B.A. (M.M.) from the J.L. Kellogg School at Northwestern University. He serves on the Dean’s Advisory Board of the J.L. Kellogg School at Northwestern University and the Dean’s Advisory Board of the Ohio State University Fisher School of Business.

James T. Armstrong has served as one of our directors since the Merger and was a director of NetZero from 1998 until the Merger. Mr. Armstrong has been a Managing Director with Clearstone Venture Partners (formerly idealab! Capital Partners) since August 1998. From May 1995 to August 1998, Mr. Armstrong was an associate with Austin Ventures. From September 1989 to March 1992, Mr. Armstrong was a senior auditor with Ernst & Young. Mr. Armstrong serves on the board of directors of several private companies. Mr. Armstrong received his B.A. in Economics from the University of California at Los Angeles and his M.B.A. from the University of Texas.

Dennis Holt has served as one of our directors since the Merger and was a director of NetZero from January 2001 until the Merger. Mr. Holt founded US International Media LLC, and has been its Chairman and Chief Executive Officer since March 2004. Mr. Holt also serves as Chairman and Chief Executive Officer of Patriot Communications LLC, a telecommunications service bureau, which he created in 1990 as a subsidiary of Western International Media. Mr. Holt founded Western International Media, a media buying service, in 1970 and was the Chairman and Chief Executive Officer from 1970 through January 2002. Mr. Holt also serves on the board of directors of Westwood One, Inc. and several private and philanthropic companies. Mr. Holt received his B.A. in Administration from the University of Southern California.

Carol A. Scott has served as one of our directors since April 29, 2003. Ms. Scott is a professor of marketing and faculty director of the Executive Program at The John E. Anderson Graduate School of Management at the University of California at Los Angeles. Ms. Scott has been on the faculty at UCLA since 1977, and served the school in a variety of administrative positions from 1986 through 1994, including chairman of the faculty and associate dean for academic affairs. She was also a visiting associate professor at the Harvard Business School in 1985, and was on the faculty at Ohio State University for three years prior to joining UCLA in 1977. Ms. Scott is a frequent author and lecturer and has served on the Editorial Board of the Journal of Consumer Research since 1980.

Code of Ethics

Our Code of Ethics applies to all of our employees, directors and officers, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Code of Ethics constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” within the meaning of the NASDAQ Marketplace Rules applicable to companies whose stock is listed for trading on the NASDAQ. A current copy of the Code of Ethics is available on our corporate Web site (www.unitedonline.com).

Stockholder Communications with Directors

The Board of Directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 21301 Burbank Boulevard, Woodland Hills, California 91367.

All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Board Committees and Meetings

Six individuals sit on our Board of Directors, five of whom are “independent” as that term is defined in Rule 4200 of the NASDAQ Marketplace Rules. Our Board of Directors held six meetings during 2006. Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. During 2006, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. Members of the Board of Directors and its committees also consulted informally with management from time to time and acted at various times during 2006 by written consent without a meeting. Additionally, at least quarterly, non-management Board members met in executive sessions without the presence of management. We do not have a policy regarding director attendance at our annual meetings. Three of our directors attended the annual meeting held in 2006.

•       Audit Committee. The Audit Committee consists of three directors, Messrs. Armstrong and Coleman and Ms. Scott. The Audit Committee has responsibility for the appointment, retention and termination of our independent registered public accounting firm, including overseeing their independence and evaluating their performance. In addition, the Audit Committee is responsible for reviewing and making recommendations regarding the annual audit, our financial statements, our interim financial statements, and our internal controls over financial reporting, accounting practices and policies. The Audit Committee also performs other functions or duties as deemed appropriate by our Board of Directors. The Audit Committee was formed on September 25, 2001 and held eleven meetings during 2006. The Audit Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually and revised as appropriate. The charter was amended in March 2007 and is attached to this proxy statement as Appendix A. Our Board of Directors has determined that all members of the Audit Committee are independent as defined in Rule 4200 of the NASDAQ Marketplace Rules and also satisfy the additional criteria for independence for Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Armstrong, who serves as Chairman of the Audit Committee, qualifies as a “financial expert” as that term is defined under applicable SEC rules. In 2004, the Audit Committee established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing practices. The Audit Committee meets privately with members and representatives of our independent registered public accounting firm, and members and representatives of our independent registered public accounting firm have unrestricted access and report directly to the Audit Committee. The Audit Committee has selected PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and is recommending that our stockholders ratify this appointment at the annual meeting. The report of the Audit Committee may be found on page 38 of this proxy statement.

•       Compensation Committee. The Compensation Committee consists of three directors, Messrs. Berglass, Coleman and Holt, all of whom are independent as defined in Rule 4200 of the NASDAQ Marketplace Rules. The Compensation Committee has responsibility for setting the compensation of our executive officers and determining the nature and amount of the various components of such compensation, including any adjustments to their annual base salary, the establishment of the applicable company performance targets under the annual incentive bonus plan and their bonus potential based on the attainment of those targets, and the grant of awards under our equity incentive plans. The Compensation Committee also administers our equity incentive plans and has the exclusive authority to make awards thereunder to our executive officers. The Compensation Committee will also perform other functions or duties as deemed appropriate by our Board of Directors. The Compensation Committee was formed on September 25, 2001 and held fourteen meetings during 2006. The Compensation Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually and revised as appropriate. The charter was amended in March 2007 and is attached to this proxy statement as Appendix B.

The Compensation Committee makes all decisions regarding the total compensation of our Chief Executive Officer, although the Compensation Committee may in its discretion request the concurrence or approval of such decisions by a majority of the independent directors serving on our Board of Directors. With respect to all other executive officers, the Compensation Committee determines their compensation, subject to the recommendations of our Chief Executive Officer who annually reviews the performance of the other executive officers and then presents the conclusions reached and his recommendations based on those reviews to the Compensation Committee. The Compensation Committee can, and often does, exercise its discretion in determining whether to approve or modify any recommended adjustments or awards. Decisions regarding any other forms of compensation provided to our executive officers that are not provided to all senior-level employees (for example, any health and welfare benefits, deferral plans and perquisites) are made by the Compensation Committee after taking into consideration the recommendations made by our Chief Executive Officer.

The Compensation Committee has the authority to retain the services of an independent compensation consulting firm in connection with its responsibilities in setting compensation for the executive officers. Pursuant to that authority, the Compensation Committee has historically engaged Frederic W. Cook & Co., Inc., a nationally-recognized, independent compensation consulting firm, to review the total executive compensation program and individual compensation for the executive officers. The independent consultants provide the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions regarding our named executive officers and the recommendations of our Chief Executive Officer regarding the other executive officers.

Additional information concerning the compensation policies and objectives established by the Compensation Committee is included in the Compensation Discussion and Analysis, which appears elsewhere in this proxy statement.  The Compensation Committee Report for the 2006 fiscal year may be found on page 28 of this proxy statement.

•       Secondary Compensation Committee. The Board of Directors has delegated to the Secondary Compensation Committee of the Board the authority, concurrent with that of the Compensation Committee, to make discretionary awards under our equity incentive plans to employees other than executive officers. Mark R. Goldston is the sole member of the Secondary Compensation Committee. The Secondary Compensation Committee acted by consent resolution on three occasions and held one meeting in 2006.

•       Nominating Committee. The Nominating Committee, which was formed on January 27, 2004, consists of three directors, Messrs. Armstrong and Holt and Ms. Scott, all of whom are independent as defined in Rule 4200 of the NASDAQ Marketplace Rules. The Nominating Committee has responsibility for identifying and recommending to the Board of Directors individuals qualified to serve as directors of the company. The Nominating Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually and revised as appropriate. The charter was amended in March 2007 and is attached as Appendix C to this proxy statement. The Nominating Committee held one meeting in 2006.

Criteria for Director Nominees. The Board of Directors believes that the Board should be comprised of individuals with varied, complementary backgrounds who have exhibited proven leadership capabilities within their chosen fields. Directors should have the ability to grasp quickly complex principles of business and finance, particularly those related to the industries in which the company operates. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders. When considering a candidate for director, the Nominating Committee will take into account a number of factors, including the following: independence from management; depth of understanding of the Internet, sales and marketing, finance and/or other elements directly relevant to our business; education and professional background; judgment, skill, integrity and reputation; existing commitments to other businesses as a director, executive or owner; personal conflicts of interest, if any; and the size and composition of the existing Board. Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the Nominating Committee will consider the director’s past attendance at, and participation in, meetings of the Board of Directors and its committees and the director’s formal and informal contributions to the various activities conducted by the Board and the Board committees of which such individual is a member. The directors nominated by the Nominating Committee for re-election at this annual meeting were approved for nomination by all the disinterested members of the Board of Directors. When seeking candidates for director, the Nominating Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the Nominating Committee may use the services of third party search firms to assist in the identification of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the Nominating Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating Committee may also ask the candidate to meet with management. If the Nominating Committee believes a candidate would be a valuable addition to the Board of Directors, it may recommend to the full Board that candidate’s appointment or election.

Stockholder Recommendations for Nominations to the Board of Directors. The Nominating Committee will consider candidates for nomination as a director recommended by any stockholder. The Nominating Committee will evaluate such recommendations by applying its regular nominee criteria and considering the additional information set forth below. Eligible stockholders wishing to recommend a candidate for nomination as a director are to send the recommendation in writing to the Chairman of the Nominating Committee, United Online, Inc., 21301 Burbank Boulevard, Woodland Hills, California 91367. Prior to making such a recommendation, stockholders are encouraged to contact the Chairman of the Nominating Committee to obtain a list of backgrounds that the Nominating Committee would consider for potential director nominees given the then current composition of the Board of Directors. A stockholder recommendation must contain the following information: documentation supporting that the writer is a stockholder of United Online and indicating (i) the number of shares of our common stock beneficially owned by such person, (ii)  the holder or holders of record of those shares and (iii) the number of shares (if any) held of record by such person but not beneficially owned, together with a statement that the writer is recommending a candidate for nomination as a director; the address of record of the proposing stockholder; a résumé of the candidate’s business experience and educational background that also includes the candidate’s name, age, business and residence addresses, and principal occupation or employment and an explanation of how the candidate’s background and qualifications are directly relevant to United Online’s business; the number of shares of our common stock beneficially owned by the candidate and owned of record by such individual; a statement detailing any relationship, arrangement or understanding, formal or informal, between or among the candidate, any affiliate of the candidate, and any customer, supplier or competitor of United Online, or any other relationship, arrangement or understanding that might affect the independence of the candidate as a member of the Board; detailed information describing any relationship, arrangement or understanding, formal or informal, between or among the proposing stockholder, the candidate, and any affiliate of the proposing stockholder or the candidate; any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director; a representation that the proposing stockholder intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election; and a signed consent of the candidate to serve as a director, if nominated and elected. In connection with its evaluation, the Nominating Committee may request additional information from the candidate or the proposing stockholder and may request an interview with the candidate. The Nominating Committee has discretion to decide which individuals to recommend for nomination as directors. No candidates for director nominations were submitted by any stockholder in connection with the election of directors at the annual meeting. Any stockholder that desires to recommend a candidate for nomination to the Board of Directors who would be considered for election at our next annual meeting should read the section entitled “Stockholder Proposals for 2008 Annual Meeting” earlier in this proxy statement for additional information. Stockholder proposals for our next annual meeting must be received by December 22, 2007.

Lead Independent Director

On February 3, 2006, the Board designated Mr. Berglass as Lead Independent Director with responsibility for presiding at the executive sessions of the Board of Directors, communicating to the Chairman such matters arising out of the executive sessions as the directors may desire to be communicated to him, and undertaking such further duties as may be determined by Mr. Berglass, the Chairman and the Board of Directors.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Berglass, Coleman and Holt. None of these individuals was employed by us at any time during 2006, and none has ever acted as one of our officers.

None of our current executive officers has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serve as a member of our Board of Directors or our Compensation Committee.

Director Compensation

During 2006, our non-employee directors received an annual retainer fee of $25,000, which was paid quarterly in arrears, as well as $1,000 for each meeting attended (including committee meetings). Members of the Audit Committee received an additional annual retainer fee of $6,000 and the Chairs of the Audit Committee and Compensation Committee each received an additional annual retainer fee of $8,500 and $7,500, respectively. The Lead Independent Director received an additional annual retainer fee of $10,000, which was paid at the end of 2006 in arrears.

Under our 2001 Stock Incentive Plan, non-employee directors may receive option grants, restricted stock or restricted stock unit awards and other equity incentives.

On February 3, 2006, each non-employee director received an award of 7,500 restricted stock units. Each unit entitled the non-employee director to receive one share of our common stock upon vesting. On the February 3, 2006 award date, the closing selling price of our common stock was $13.32 per share. The shares subject to those units vested and were issued on February 15, 2007 to each of the non-employee directors who continued in service through such date.

On March 28, 2007, each non-employee director received an award of 7,500 restricted stock units. Each unit will entitle the non-employee director to receive one share of our common stock upon vesting. On the March 28, 2007 award date, the closing selling price of our common stock was $13.95 per share. The shares subject to those units will vest and become issuable upon the non-employee director’s continued service as a Board member through February 15, 2008. Prior to such vesting date, should the director voluntarily cease to serve as a Board member, then the director would vest in the number of units in which such director would have been vested as of the termination date if such units had vested in successive equal monthly installments between February 15, 2007 and the February 15, 2008 scheduled vesting date, and the remaining units would immediately be cancelled. Should the director involuntarily cease to serve as a Board member prior to such vesting date, then all of the units would immediately be cancelled. No shares would be issued with respect to cancelled units. In the event of a change of control, the shares subject to the units would vest in full and become immediately issuable.

Director Summary Compensation Table

The following table provides certain summary information concerning the compensation earned by the non-employee directors of the company for the year ended December 31, 2006.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)(4)	Total ($)
James T. Armstrong	57,500	98,096	—	—	—	1,500	157,096
Robert Berglass	62,500	98,096	—	—	—	1,500	162,096
Kenneth L. Coleman	62,000	98,096	—	—	—	1,500	161,596
Dennis Holt	43,000	98,096	—	—	—	1,500	142,596
Carol A. Scott	49,000	98,096	5,006	—	—	1,500	153,602

(1)       Mr. Goldston, the company’s Chairman and Chief Executive Officer, is not included in this table because he is an employee of the company and does not earn any additional compensation for his services as a director. The compensation earned by Mr. Goldston as an employee of the company is shown in the Summary Compensation Table, which appears later in this proxy statement.

(2)       Represents the compensation cost recognized for financial statement reporting purposes for the 2006 fiscal year, in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS 123R”), with respect to the portion of the stock or option awards which vested in that year, including awards which may have been granted in earlier years. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. There were no forfeitures by directors of the company in the 2006 fiscal year. For information regarding assumptions underlying the SFAS 123R valuation of our equity awards, see Note 5 of the Consolidated Financial Statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(3)       On February 3, 2006, each non-employee director of the company was awarded 7,500 restricted stock units. Each unit provides such director with the right to receive one share of our common stock upon the vesting of that unit. The grant date fair value of each such restricted stock unit award, computed in accordance with SFAS 123R, is $99,900, which is determined by multiplying (i) the closing price per share of our common stock on the grant date by (ii) the number of shares of our common stock subject to each award.

(4)       The stock awards include restricted stock units which contain dividend equivalent rights. Pursuant to those rights, each non-employee director will receive, in the event dividends or other distributions are declared and paid on the company’s outstanding shares of common stock, an additional payment equal to each dividend or distribution which would have been paid on the shares of common stock underlying those units had such shares been issued and outstanding at the time that dividend or distribution was made to the company’s stockholders. The payment will be made in the same form as the actual dividend or distribution is made to the stockholders. The table includes the amounts received pursuant to the dividend equivalent rights pertaining to the restricted stock units awarded on April 29, 2005, because the company initiated its quarterly cash dividend in May 2005, and accordingly, the SFAS 123R value of those earlier units did not reflect the potential dividends on the company’s common stock. However, the SFAS 123R value of subsequent restricted stock unit awards made to the non-employee directors does take such dividend equivalent rights into consideration, and accordingly, the amounts received by the non-employee directors pursuant to those rights are not included as part of their compensation for the 2006 fiscal year. The amount which each non-employee director received during the 2006 fiscal year pursuant to those latter dividend equivalent rights was $6,000.

The following table shows the number of shares of our common stock subject to the outstanding restricted stock units and stock options which each of our non-employee directors held as of the close of the 2006 fiscal year.

Name	Aggregate Shares Subject to RSUs	Aggregate Shares Subject to Options
James T. Armstrong	7,500	22,500
Robert Berglass	7,500	57,000
Kenneth L. Coleman	7,500	79,500
Dennis Holt	7,500	22,500
Carol A. Scott	7,500	82,500

Recommendation of the Board of Directors

Our Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2006, to serve in the same capacity for the fiscal year ending December 31, 2007, and is asking the stockholders to ratify this appointment. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee may reconsider its selection.

Audit and Other Fees

We were billed the following fees by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2006:

•       Audit Fees.   PricewaterhouseCoopers LLP billed us approximately $1,623,000 for the audit of our consolidated financial statements for the fiscal year ended December 31, 2006, the review of those interim financial statements included in our quarterly report on Form 10-Q and for audit consultations. A portion of the fees also related to the services performed in connection with the attestation of management’s report on our internal controls on financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002.

•       Audit-Related Fees.   Audit-related fees billed to us for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements for 2006 that are not reported as “Audit Fees” were $218,000. The services provided were consulting services relating to due diligence associated with acquisitions and certain agreed-upon procedures.

•       Tax Services Fees.   Tax services fees for tax compliance and tax consulting services were $85,000.

•       All Other Fees.   Other fees billed to the company by PricewaterhouseCoopers LLP were $2,000.

We were billed the following fees by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2005:

•       Audit Fees.   PricewaterhouseCoopers LLP billed us approximately $1,293,000 for the audit of our consolidated financial statements for the fiscal year ended December 31, 2005, the review of those interim financial statements included in our quarterly report on Form 10-Q and for audit consultations. A portion of the fees also related to the services performed in connection with the attestation of management’s report on our internal controls on financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002.

•       Audit-Related Fees.   No audit-related fees were billed to the company.

•       Tax Services Fees.   Tax services fees for tax compliance and tax consulting services were $45,000.

•       All Other Fees.   Other fees billed to the company by PricewaterhouseCoopers LLP were $2,000.

Determination of Independence

The Audit Committee of the Board of Directors has determined that the provision by PricewaterhouseCoopers LLP of the services covered under the heading “All Other Fees” above is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm, unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. In 2003, the Audit Committee adopted a policy requiring the pre-approval of all services to be provided by our independent registered public accounting firm. Any proposed services exceeding pre-approved cost parameters will also require specific pre-approval. The Audit Committee has delegated to its Chairman the authority to evaluate and approve service engagements on behalf of the full Committee in the event a need arises for specific pre-approval between Committee meetings. All of the audit-related, tax services and all other fees for the 2006 fiscal year were approved by the Audit Committee in accordance with the foregoing procedures.

Recommendation of the Board of Directors

Our Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

OTHER MATTERS

We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors recommends.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 3, 2007, by (i) each of our directors and nominees for director, (ii) each named executive officer (as listed in the Summary Compensation Table, which appears later in this proxy statement), (iii) each person who, to our knowledge, beneficially owns 5% or more of the outstanding shares of our common stock, and (iv) all current directors and executive officers as a group. Except for shares of our common stock held in brokerage accounts which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficial Ownership(1)
Directors and Named Executive Officers:
Mark R. Goldston(2)	3,528,038	5.1%
Charles S. Hilliard(3)	925,234	1.4%
Gerald J. Popek(4)	392,954	*
Frederic A. Randall, Jr.(5)	567,280	*
Matthew J. Wisk(6)	117,410	*
James T. Armstrong(7)	50,104	*
Robert Berglass(8)	60,000	*
Kenneth L. Coleman(9)	74,800	*
Dennis Holt(10)	30,000	*
Carol A. Scott(11)	90,300	*
All directors and executive officers as a group (13 persons)(12)	6,096,358	8.6%
5% Stockholders Not Listed Above:
Entities Affiliated with Barclays(13)	4,583,543	6.9%
Putnam LLC(14)	3,854,997	5.8%
Morgan Stanley(15)	3,823,721	5.8%

                  *   Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

          (1)   Based on 66,420,406 shares of common stock outstanding on April 3, 2007. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable or will become exercisable within 60 days after April 3, 2007 and shares issuable within 60 days after April 3, 2007 pursuant to outstanding restricted stock units awarded under our stock incentive plans are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage ownership of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 21301 Burbank Boulevard, Woodland Hills, California 91367.

          (2)   Includes (i) 608,581 shares owned by the Mark and Nancy Jane Goldston Family Trust dated November 8, 1997, over which Mr. Goldston exercises voting power, as trustee; (ii) 250,000 shares owned by Mr. Goldston, which are subject to repurchase by the company at the purchase price of $.0001 per share if Mr. Goldston voluntarily leaves the company prior to January 27, 2008; and (iii) 2,669,457 shares subject to options which are currently exercisable or which will become exercisable within 60 days after April 3, 2007.

          (3)   Includes (i) 305,234 shares owned by Mr. Hilliard, 125,000 of which shares are subject to repurchase by the company at the purchase price of $.0001 per share if Mr. Hilliard voluntarily leaves the company prior to January 27, 2008; and (ii) 620,000 shares subject to options which are currently exercisable or which will become exercisable within 60 days after April 3, 2007.

          (4)   Includes (i) 61,078 shares owned by Mr. Popek; and (ii) 331,876 shares subject to options which are currently exercisable or which will become exercisable within 60 days after April 3, 2007.

          (5)   Includes (i) 213,530 shares owned by Mr. Randall, 100,000 of which shares are subject to repurchase by the company at the purchase price of $.0001 per share if Mr. Randall voluntarily leaves the company prior to January 27, 2008; and (ii) 353,750 shares subject to options which are currently exercisable or which will become exercisable within 60 days after April 3, 2007.

          (6)   Includes (i) 2,410 shares owned by Mr. Wisk; and (ii) 115,000 shares subject to options which are currently exercisable or which will become exercisable within 60 days after April 3, 2007.

          (7)   Includes (i) 27,604 shares owned by Mr. Armstrong; and (ii) 22,500 shares subject to options which are currently exercisable or which will become exercisable within 60 days after April 3, 2007.

          (8)   Includes (i) 3,000 shares owned by Mr. Berglass; and (ii) 57,000 shares subject to options which are currently exercisable or which will become exercisable within 60 days after April 3, 2007.

          (9)   Includes (i) 15,300 shares owned by Mr. Coleman; and (ii) 59,500 shares subject to options which are currently exercisable or which will become exercisable within 60 days after April 3, 2007.

    (10)   Includes (i) 7,500 shares owned by Mr. Holt; and (ii) 22,500 shares subject to options which are currently exercisable or which will become exercisable within 60 days after April 3, 2007.

    (11)   Includes (i) 7,800 shares owned by Ms. Scott; and (ii) 82,500 shares subject to options which are currently exercisable or which will become exercisable within 60 days after April 3, 2007.

    (12)   Includes (i) 1,538,650 shares owned by the directors and officers, 475,000 of which are shares of restricted stock held by Messrs. Goldston, Hilliard and Randall that are subject to repurchase by the company until such shares vest on January 27, 2008; and (ii) 4,557,708 shares of our common stock subject to options which are currently exercisable or which will become exercisable within 60 days after April 3, 2007.

    (13)   This information is derived solely from the Schedule 13G filed with the SEC on January 23, 2007 and includes 1,555,983 shares beneficially owned by Barclays Global Investors, NA; 2,985,835 shares beneficially owned by Barclays Global Fund Advisors; and 41,725 shares beneficially owned by Barclays Global Investors, Ltd. The address for Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105, and the address for Barclays Global Investors, Ltd is Murray House, 1 Royal Mint Court, London, EC3N 4HH.

    (14)   This information is derived solely from the Schedule 13G filed with the SEC on February 13, 2007 and includes an aggregate of 3,854,997 shares beneficially owned by Putnam, LLC (d/b/a Putnam Investments) as the parent holding company of Putnam Investment Management, LLC, a registered investment adviser which beneficially owns 2,521,801 of such shares, and The Putnam Advisory Company, LLC, a registered investment adviser which beneficially owns 1,333,196 of such shares. According to the Schedule 13G, both subsidiaries have dispository power over their respective shares as investment managers, but each of the mutual fund’s trustees have voting power over the shares held by such fund, and The Putnam Advisory Company, LLC has shared voting power over the shares held by institutional clients. The address for Putnam LLC and both subsidiaries is One Post Office Square, Boston, MA 02109.

    (15)   This information is derived solely from the Schedule 13G filed with the SEC on February 15, 2007 and includes 3,823,721 shares beneficially owned by Morgan Stanley. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036.

The following table shows the number of shares of our common stock subject to outstanding restricted stock units held by our executive officers as of April 3, 2007 but not otherwise scheduled to vest and become issuable within the following sixty days. Each restricted stock unit entitles the executive officer to one share of common stock at the time of vesting. The restricted stock units will generally vest over a three- to four-year period of continued service with us.

Executive Officer:	Number of Underlying Shares:
Mark R. Goldston	1,250,000
Charles S. Hilliard	185,000
Jeremy Helfand	155,000
Paul E. Jordan	61,833
Gerald J. Popek	100,000
Frederic A. Randall, Jr.	132,500
Robert J. Taragan	75,000
Matthew J. Wisk	125,000

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table sets forth certain information regarding all our executive officers as of April 3, 2007:

Name	Age	Positions
Mark R. Goldston	52	Chairman, Chief Executive Officer and Director
Jeremy Helfand	35	Executive Vice President, Sales and Chief Sales Officer
Charles S. Hilliard	43	President and Chief Financial Officer
Paul E. Jordan	48	Executive Vice President and Chief Personnel Officer
Gerald J. Popek	60	Executive Vice President and Chief Technology Officer
Frederic A. Randall, Jr.	50	Executive Vice President, General Counsel and Secretary
Robert J. Taragan	50	Executive Vice President and General Manager of CyberTarget
Matthew J. Wisk	47	Executive Vice President and Chief Marketing Officer

The following is a brief description of the capacities in which each of the executive officers has served during the past five or more years. The biography for Mr. Goldston appears earlier in this proxy statement under the heading “Proposal One: Election of Directors.”

Jeremy Helfand has been our Executive Vice President and Chief Sales Officer since July 2006. From September 1999 to January 2006, he served as Senior Vice President and General Manager of Advertising.com, a subsidiary of America Online, Inc. that provides interactive-marketing services. Prior to Advertising.com, Mr. Helfand was a manager at Arthur Andersen, LLP. A Certified Public Accountant, Mr. Helfand received his Bachelor of Business Administration from Loyola College.

Charles S. Hilliard was appointed our President and Chief Financial Officer in May 2006. Prior to that, Mr. Hilliard served as our Executive Vice President, Finance and Chief Financial Officer since the Merger. Prior to the Merger, he served as NetZero’s Senior Vice President, Finance and Chief Financial Officer from April 1999 to September 2001. Prior to joining NetZero, Mr. Hilliard served as an investment banker with Morgan Stanley & Co. from May 1994 to April 1999, most recently as a Principal in the Corporate Finance Department. From August 1990 to May 1994, he served in the Mergers & Acquisitions and Corporate Finance departments of Merrill Lynch & Co. Mr. Hilliard served as a tax accountant with Arthur Andersen & Co. from September 1985 to July 1988 and was licensed as a Certified Public Accountant in January 1988. Mr. Hilliard received his B.S. in Business Administration from the University of Southern California and his M.B.A. with distinction from the University of Michigan.

Paul E. Jordan has been our Executive Vice President and Chief Personnel Officer since March 2007. Prior to that, he served as our Senior Vice President and Chief Personnel Officer since the Merger. Before the Merger, he served as NetZero’s Vice President of Human Resources from July 1999 to September 2001. Prior to joining NetZero, he was with Fremont General Corporation from 1996 to 1999 where he most recently served as Vice President of Human Resources for Fremont Financial Corporation. Mr. Jordan holds a bachelor’s degree in organizational communications from Brigham Young University.

Gerald J. Popek has been our Executive Vice President and Chief Technology Officer since the Merger. Prior to that, he served as NetZero’s Senior Vice President and Chief Technology Officer from October 2000 to September 2001. Prior to joining NetZero, Mr. Popek was Chief Technology Officer at CarsDirect.com from August 1999 to September 2000 and Chief Technology Officer at PLATINUM Technology, Inc. from August 1995 to August 1999. In the late 1970s, he was a member of the Defense Science Board, which selected the technology base for the United States Department of Defense that became the Internet. Mr. Popek has a B.S. in Nuclear Engineering, with honors, from New York University and a Ph.D. in Applied Mathematics from Harvard University.

Frederic A. Randall, Jr. has been our Executive Vice President, General Counsel and Secretary since the Merger. Prior to that, he served as NetZero’s Senior Vice President and General Counsel from March 1999 until the Merger and was the Secretary from May 1999 to September 2001. Prior to joining NetZero, Mr. Randall was a partner at Brobeck, Phleger & Harrison LLP from January 1991 to March 1999, and an associate from 1984 to December 1990. Mr. Randall received his B.A. in English Literature with distinction from the University of Michigan and his J.D., cum laude, from the University of San Francisco School of Law.

Robert J. Taragan has been our Executive Vice President and General Manager of our CyberTarget division since the Merger. Prior to that, he served as NetZero’s Senior Vice President and General Manager of NetZero’s CyberTarget division from March 2000 until the Merger. Prior to joining NetZero, Mr. Taragan held various management positions with Nielsen Media Research for 21 years. His positions included Executive Vice President of Marketing and General Manager of Local Services. Mr. Taragan received his B.A. in Economics from Colgate University.

Matthew J. Wisk has been our Executive Vice President and Chief Marketing Officer since August 2005. Prior to that, he served as Senior Vice President, Chief Marketing Officer of TiVo from October 2004 to July 2005. Prior to joining TiVo, Mr. Wisk was Chief Marketing Officer of Herbalife International from July 2003 to July 2004 and Vice President of Marketing, North and South America at Nokia from April 1994 to July 2003. Mr. Wisk received his B.A. in Marketing and his M.B.A. from Michigan State University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of our Board of Directors has responsibility for establishing, implementing and monitoring adherence with our compensation philosophy. The Compensation Committee seeks to provide that the total compensation paid to our executive officers is fair, reasonable and appropriate to support our business objectives.

Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during the 2006 fiscal year, as well as the other individuals included in the Summary Compensation Table that appears elsewhere in this proxy statement, are referred to as the “named executive officers.”

General Philosophy

The Compensation Committee sets total compensation and the mix of compensation for our executive officers at a level designed to attract outstanding talent capable of managing and operating larger and more complex organizations and to continue to retain such talent. Most of our executive officers have been in place with us for several years, and the stability and experience of that executive management group is believed to be key to our ongoing success and to increasing stockholder value. To secure the services of those executive officers over the long term and at a high performance level, total compensation is generally set in the top quartile of competitive practice. The benchmark for competitive comparisons is similarly-situated executives of a peer group of companies as determined by the Compensation Committee.

We compensate the executive officers primarily through a mix of base salaries, annual bonuses, and long-term incentives. The Compensation Committee evaluates both performance and compensation to ensure that the company maintains its ability to attract and retain superior executive officers in key positions. The Compensation Committee believes that the most effective way to align management’s incentives with the long-term interests of our stockholders is to reward achievement of specific annual and strategic goals with the ultimate objective of improving stockholder value.

Setting Executive Compensation

In making compensation decisions, the Compensation Committee compares total compensation and, where comparative information is available, each element of total compensation against a peer group of publicly-traded Internet/software/technology companies with revenues and market capitalization in a similar range as ours (the “Peer Group”). The Peer Group consists of companies against which the Compensation Committee believes we compete for talent and stockholder investment. The Peer Group is comprised of companies selected by the Compensation Committee on an annual basis with guidance from Frederic W. Cook & Co., a nationally recognized, independent compensation consulting firm (the “independent consultants”). The independent consultants also provide extensive compensation data relating to the executives at the selected Peer Group companies. The eleven companies comprising the Peer Group for the 2006 and 2007 fiscal years are:

• Level 3	• Earthlink
• Mediacom	• Monster
• McAfee	• Netflix
• Infospace	• WebEx
• RealNetworks	• F5 Networks
• Napster

The Compensation Committee believes we also compete for top-level executive talent with many larger, higher-paying companies. In addition, we have a standard for exceptional performance. As such, the Compensation Committee generally sets compensation for our executive officers in the top quartile of compensation paid to similarly-situated executive officers of the companies comprising the Peer Group. Exceptions to this competitive positioning may occur as dictated by the experience level of the individual and market factors. This positioning recognizes the Compensation Committee’s belief that individuals on the management team are highly talented and that this management team is capable of maximizing our future stockholder returns.

A significant percentage of total compensation is allocated to incentive compensation as a result of the philosophy described above. The Compensation Committee does not have a pre-established policy or target for the allocation between cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviews the competitive data provided by the independent consultants to determine the appropriate level and mix of incentive compensation. Incentive compensation is realized depending on our performance compared to established goals.

2006 Executive Compensation Components

For the 2006 fiscal year, the principal components of compensation for the executive officers, including the named executive officers, were as follows:

•       Base salary;

•       Performance-based incentive compensation;

•       Long-term incentives; and

•       Other forms of compensation (such as health care benefits, 401(k) deferral matching, and with respect to certain executive officers, perquisites and personal benefits).

Base Salary

We provide the executive officers with base salaries to secure their ongoing services during the year. With respect to the executive officers who have employment agreements, the minimum base salaries for such executive officers are set forth in their respective employment agreements. The Compensation Committee reviews their base salary levels at least annually and may in its discretion approve increases. The Compensation Committee generally reviews base salary levels taking into consideration the following:

•       Market data;

•       Internal review of the executive officer’s compensation, both individually and relative to other executive officers;

•       Scope of responsibility and professional experience of the executive officer; and

•       Performance of the company and of the individual executive officer.

Salary levels are typically considered as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit-based salary increases take into consideration the recommendations of our Chief Executive Officer in the case of the other executive officers.

Based on its review for the 2006 fiscal year, the Compensation Committee increased the base salaries of the executive officers, with the increases ranging from 5% to 10% of their base salaries for the 2005 fiscal year. The resulting base salaries for the executive officers were in the top quartile of the base salary levels in effect for comparable positions at companies in the Peer Group. The base salary of each named executive officer for the 2006 fiscal year is set forth in column (c) of the Summary Compensation Table, which appears elsewhere in this proxy statement.

In February 2007, the Compensation Committee conducted its annual review of base salaries for the 2007 fiscal year. Based on its review, the Compensation Committee increased the base salaries of the executive officers for the 2007 fiscal year. The increases ranged from approximately 5% to 8% for named executive officers other than Charles S. Hilliard. Mr. Hilliard received an approximately 14% increase due to his promotion to President during the 2006 fiscal year. The base salaries of the named executive officers for the 2007 fiscal year are as follows:

Named Executive Officer:	Base Salary:
Mark R. Goldston	$925,000
Charles S. Hilliard	$500,000
Gerald J. Popek	$427,000
Frederic A. Randall, Jr.	$427,000
Matthew J. Wisk	$404,000

Performance-Based Incentive Compensation

We provide performance-based incentive compensation to our executive officers to promote strong annual performance and achievement of corporate goals and to encourage the growth of stockholder value. The management bonus plan is a performance-based incentive plan which sets forth specific annual objectives and guidelines for calculating the incentive compensation to be awarded for achieving such objectives.

Generally, the Compensation Committee determines the executive officers eligible to participate in the plan, the performance objectives, and the appropriate incentive levels based on each executive officer’s position in the company. The Compensation Committee has typically selected financial objectives for the company, such as revenue and adjusted OIBDA (defined, for purposes of the management bonus plan, as operating income before depreciation and amortization, and subject to certain adjustments as described in the plan), because it believes these are the best measures of annual operating performance. The Compensation Committee establishes the financial objectives based on its review of the operating budget presented to the Board of Directors for the upcoming fiscal year and in particular, the financial targets set forth therein. The Compensation Committee then adjusts such financial targets to determine the specific financial objectives for the management bonus plan. The Compensation Committee makes these adjustments based on its assessment of the level of difficulty to meet or exceed the targets in light of the challenges faced by the company. The incentive levels are established as a percentage of the participant’s base salary based on the individual’s relative responsibilities and contribution towards our achievement of the objectives. Each of our named executive officers has an employment agreement which provides that such executive officer will be eligible to receive an annual bonus of up to 100% of his annual rate of base salary, or in the case of our Chief Executive Officer, not less than 100% of his annual rate of base salary, although the Board of Directors or Compensation Committee may award a greater amount. In setting the objectives and the incentive levels, the Compensation Committee may, and often does, consider the specific circumstances facing the company during the coming year.

The 2006 Management Bonus Plan (the “2006 Bonus Plan”), which was approved by the Compensation Committee in March 2006, governed the cash incentive awards of executive officers during the 2006 fiscal year. The 2006 Bonus Plan had two components: (i) incentive awards for meeting or exceeding corporate revenue and adjusted OIBDA objectives, and (ii) incentive awards for our acquisition of non-Internet service provider (“ISP”) businesses.

With respect to the first component, incentive awards were made based upon achievement of objectives relating to revenue and adjusted OIBDA for the 2006 fiscal year. Historically, the Compensation

Committee has based incentive awards solely on adjusted OIBDA objectives. In establishing the 2006 Bonus Plan, the Compensation Committee included a range of revenue objectives in addition to a range of adjusted OIBDA objectives, with the achievement of each financial measure determining half of the incentive award amount. The Compensation Committee structured the 2006 Bonus Plan in this manner because it believed we were facing a challenging ISP marketplace and it wanted to reward the executive officers for their success in either increasing, or minimizing decreases in, our revenues and adjusted OIBDA for the 2006 fiscal year when compared to the 2005 fiscal year. The Compensation Committee determined the specific revenue objectives and adjusted OIBDA objectives by making adjustments to the financial objectives set forth in our confidential, internal operating budget for the 2006 fiscal year, basing the ranges of such objectives on the Compensation Committee’s assessment as to the minimum amount that would have to be achieved by us in order for the executive officers to earn an incentive award, and the maximum amount that we and our executive officers reasonably could attain given competitive conditions and other circumstances. The Compensation Committee believed that the objectives at the low end of the ranges would be moderately challenging, the objectives in the middle of the ranges would be challenging, and the objectives at the high end of the ranges would be significantly challenging to achieve. With respect to the incentive levels, the Compensation Committee established them as specific percentages of the respective base salaries of the participants. The Committee set incentive levels for our Chief Executive Officer at higher percentages of base salary than for the other participants to reflect their relative responsibilities and contribution to our meeting these objectives. The incentive levels ranged from 60% to 160% of base salary for our Chief Executive Officer, and 50% to 140% of base salary for the other named executive officers. The financial objectives and the incentive levels are also discussed in the footnotes to, and the discussion that follows, the Grants of Plan-Based Awards Table, which appears elsewhere in this proxy statement.

With respect to the second component, incentive awards were made based upon our successful completion and integration of acquisitions of non-ISP businesses approved by our Board of Directors. The purpose of these incentive awards was to reward the executive officers for executing our strategy to further diversify away from the ISP business. Such awards were based on specific percentages of the respective base salaries of the participants, with the percentages for our Chief Executive Officer, President and Chief Financial Officer, and Executive Vice President and General Counsel set at higher percentages than for the other participants to reflect their relative responsibilities and contribution to our achievement of this objective. The incentive awards equaled 30% of base salary for our Chief Executive Officer, 20% of base salary for our President and Chief Financial Officer, 15% of base salary for our Executive Vice President and General Counsel, and 10% of base salary for the other executive officers. The acquisitions component and the incentive award percentages are also discussed in the footnotes to, and the discussion that follows, the Grants of Plan-Based Awards Table, which appears elsewhere in this proxy statement.

In March 2007, the Compensation Committee approved the 2007 Management Bonus Plan (the “2007 Bonus Plan”), which governs the incentive awards to be granted to the participating executive officers for performance through December 31, 2007. The first component of the 2007 Bonus Plan is an incentive award based upon achievement of revenue objectives and adjusted OIBDA objectives for the 2007 fiscal year. The structure of this component remains unchanged from the financial objectives component in the 2006 Bonus Plan, except that the Compensation Committee has (i) adjusted the revenue and adjusted OIBDA objectives for the 2007 fiscal year, (ii) increased the incentive levels for our President and Chief Financial Officer to a range of 55% to 150% of base salary in recognition of his promotion, and (iii) made the award payable in cash and shares of our common stock, as described in greater detail below. As was the case with the 2006 Bonus Plan, the 2007 Bonus Plan has a range of revenue objectives and a range of adjusted OIBDA objectives that reflect the Compensation Committee’s assessment of the financial objectives set forth in our confidential, internal operating budget for the 2007 fiscal year. As a result, we do not publicly disclose the specific objectives for competitive reasons. The Compensation Committee believes that the objectives at the low end of the ranges are moderately challenging, the objectives in the middle of the ranges are challenging, and the objectives at the high end of the ranges are significantly challenging to achieve.

With respect to the second component, in lieu of cash incentive awards based upon non-ISP acquisitions under the 2006 Bonus Plan, executive officers have the potential to earn an incentive award under the 2007 Bonus Plan based upon our success in achieving specified objectives tied to our revenues, excluding our dial-up billable services revenues (“Non-Dial Up Revenues”). Similar to the financial objectives component, awards earned under this component will be payable in cash and shares of our common stock, as described in greater detail below. The shift to Non-Dial Up Revenues is intended to reward executive officers for continuing to expand our revenue from sources other than dial-up ISP subscription revenues. Similar to the financial objectives component, the Compensation Committee determined a range of specific objectives under this component based on its assessment of the financial objectives set forth in our confidential, internal operating budget for the 2007 fiscal year. As a result, we do not publicly disclose the specific objectives for competitive reasons. The Compensation Committee believes that the objectives at the low end of the range are moderately challenging, the objectives in the middle of the range are challenging, and the objectives at the high end of the range are significantly challenging to achieve. The incentive levels for achieving these objectives range from 5% to 60% of base salary for our Chief Executive Officer, 3.8% to 45% for our President and Chief Financial Officer, and 2.5% to 30% for our other executive officers.

Unlike the 2006 Bonus Plan, which provided for incentive awards that were payable in cash only, under the 2007 Bonus Plan, the incentive awards earned by an executive officer will be payable in cash except to the extent the aggregate amount earned under the 2007 Bonus Plan exceeds the maximum cash amount set by the Compensation Committee for such individual. The amount in excess of such maximum cash amount will be payable in shares of our common stock, with the number of shares determined by dividing such excess amount by $14.14, the closing price per share on the date of the Compensation Committee’s adoption of the 2007 Bonus Plan. The maximum cash amount is 125% of base salary for our Chief Executive Officer, 110% of base salary for our President and Chief Financial Officer, and 100% of base salary for our other executive officers. Awards earned under the 2007 Bonus Plan will be payable in the first quarter of 2008.

Long-Term Incentives

We provide equity-based long-term incentives to align our executive officers’ interests with those of the stockholders and to retain such executives through vesting and wealth-creation opportunities. Long-term incentive grants to executive officers are based on job responsibilities and individual contribution levels, with reference to the levels of total direct compensation (i.e., total cash compensation plus the value of long-term incentives) of executive officers at companies in the Peer Group. Generally, the Compensation Committee sets awards of long-term incentives in the top quartile of peers. When it makes decisions regarding grants, the Compensation Committee also considers previous long-term incentive grants made to the executive officers (including whether such grants are vested and the value thereof) and their carried-interest ownership stakes (i.e., the sum of stock options and shares held, including recent sales, divided by the total number of shares outstanding). The Compensation Committee further considers the fact that the long-term incentive compensation is in part intended to be a supplemental form of retirement income due to the fact we do not maintain any type of retirement plan, other than our 401(k) plan, which provides limited ability of senior management to defer income for retirement because the plan is subject to dollar limitations imposed under the federal tax laws on the maximum amount an individual can contribute each year.

Historically, the primary form of long-term incentive compensation that we provided to executive officers consisted of non-qualified stock options. This form was selected because of the relatively attractive income-statement accounting, company cash flow and tax treatments. There was also a near-universal expectation by employees in our industry that they would receive stock options. However, as described in greater detail below under “Tax and Accounting Considerations,” beginning in 2006, the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123(R) (“SFAS 123R”), making the accounting treatment of stock options less attractive to us. As a result, the Compensation Committee assessed the desirability of granting shares of restricted stock and restricted stock units to employees, particularly members of senior management, and concluded that restricted stock and restricted stock units would provide a motivating form of incentive compensation while permitting us to issue fewer shares. Shares of restricted stock and restricted stock units are also somewhat less subject to market volatility than stock options and establish a more direct correlation between the SFAS 123R cost to us and the value delivered to the executive officers. Accordingly, during the 2005 fiscal year, the Compensation Committee did not grant any stock options to the named executive officers, other than to Matthew J. Wisk as part of his initial compensation package, and instead granted restricted stock units. This grant of restricted stock units was intended to cover long-term incentive awards for both the 2005 and the 2006 fiscal years. As such, in the 2006 fiscal year, the Compensation Committee did not make any equity grants to the executive officers, other than to Jeremy Helfand as part of his initial compensation package. The outstanding equity awards held by each named executive officer as of the end of the 2006 fiscal year are reflected in the Outstanding Equity Awards at Fiscal Year-End Table, which appears elsewhere in this proxy statement.

In February 2007, the Compensation Committee made the following restricted stock unit grants to the named executive officers:

Named Executive Officer:	Restricted Stock Units:
Mark R. Goldston	250,000
Charles S. Hilliard	100,000
Gerald J. Popek	50,000
Frederic A. Randall, Jr.	70,000
Matthew J. Wisk	50,000

In addition, as discussed below under “CEO Employment Agreement,” in connection with the execution of a new employment agreement in April 2007, Mr. Goldston was granted an additional 750,000 restricted stock units.

Restricted Stock Units.   Each restricted stock unit entitles the executive officer to one share of our common stock at the time of vesting. The restricted stock units awarded in 2005 and 2007 will vest over a three- or four-year period of service, subject to accelerated vesting if the executive officer’s employment is involuntarily terminated (or he resigns for good reason) under certain circumstances. Dividend equivalents are paid on restricted stock units to recognize that total stockholder return is not comprised solely of increases in our stock price. The total amount of dividend equivalents paid during the 2006 fiscal year on restricted stock units held by each named executive officer is reflected in footnote (4) of the Summary Compensation Table, which appears elsewhere in this proxy statement.

Stock Options.   Stock options provide for financial gain derived from the potential appreciation in stock price from the date on which the option is granted. The exercise price of our stock option grants is set at the Nasdaq Stock Market’s closing price of our common stock on the grant date. Our long-term performance ultimately determines the value of stock options because gains from stock option exercises are entirely dependent on the long-term appreciation of our stock price. Because a financial gain from stock options occurs only if the price of our common stock has increased, the Compensation Committee believes grants encourage the executive officers to focus on initiatives that should lead to a long-term increase in the stock price, which benefits all of our stockholders. We estimate the fair value of each option grant on the grant date using the Black-Scholes option-pricing model, consistent with the provisions of SFAS 123R and Staff Accounting Bulletin No. 107.

Employee Stock Purchase Plan.   We maintain a tax qualified employee stock purchase plan (the “ESPP”) that allows employees to purchase our common stock at a discount. The ESPP has twenty-four-month offering periods with four six-month purchase periods that allow participants to purchase our common stock at 85% of the lesser of (i) the fair market value of our common stock on the participant’s entry date into the offering period or (ii) the fair market value of our common stock on the purchase date. Participants may contribute up to 15% of their compensation through payroll deductions to purchase shares under the ESPP, subject to an annual individual limitation of $25,000 as set by law.

Equity Grant Practices.   With the exception of new hires, we generally make company-wide equity awards during the first quarter of each year following the availability of the financial results for the prior year. These awards are typically made at scheduled meetings of the Compensation Committee with respect to grants to executive officers, and by the Secondary Compensation Committee, of which our Chief Executive Officer is the sole member, with respect to grants to all other employees based on the authority delegated by the Board of Directors. With respect to new hires, we make equity awards on the fifteenth day of the second month of each quarter to those new hires whose employment commenced prior to such date. It is our practice for all equity grants to be made with the required approvals obtained in advance of or on the grant date. All grants to executive officers require the approval of the Compensation Committee or the Board of Directors. All grants to non-executive employees require the approval of the Compensation Committee or the Secondary Compensation Committee.

Other Forms of Compensation

We provide eligible employees with a 401(k) plan and various health and welfare and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Our 401(k) plan helps employees save and prepare financially for retirement. Our health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

401(k) Plan.   Our tax qualified 401(k) plan allows eligible employees to contribute up to 40% of their pre-tax earnings, up to the annual dollar limit set by law which was $15,000 for 2006. We provide matching contributions equal to the lesser of (i) 25% of the employee’s contribution and (ii) 25% of 6% of the employee’s bi-weekly gross compensation. The matching contributions vest 25% for each year of service and are fully vested after four years of service. When the Compensation Committee calculates the targeted overall compensation for our executive officers, it does not factor in the 401(k) matching contributions because they do not represent a significant portion of the executive officers’ overall compensation. The total amount of the matching contributions provided by us during the 2006 fiscal year to each named executive officer is reflected in footnote (6) to the Summary Compensation Table, which appears elsewhere in this proxy statement.

Health and Welfare Benefits.   In addition to regular health and welfare benefits generally offered to the U.S. employee base, vice presidents and more senior executives, including our executive officers, are also eligible to participate in the Exec-U-Care Plan. Under this plan, such individual’s health insurance premiums are paid by us and medical and dental expenses are reimbursed, up to certain maximum limits set forth in the plan. The total amount of the health insurance premiums and the premium paid by the company for the Exec-U-Care benefit provided to each named executive officer during the 2006 fiscal year is reflected in footnote (7) to the Summary Compensation Table, which appears elsewhere in this proxy statement.

Perquisites.   We generally do not provide perquisites or other personal benefits to our executive officers except as discussed below. When hiring an executive officer who will be relocating to join the company, we may provide relocation-related reimbursements approved by the Compensation Committee. In connection with the execution of Mr. Randall’s employment agreement in January 2004, we agreed to provide Mr. Randall with partial reimbursement of the expense Mr. Randall incurred in maintaining an apartment near our corporate headquarters. Mr. Randall’s residence is a significant distance from our corporate headquarters, making it impractical for him to commute on a daily basis. The total amount reimbursed to Mr. Randall in the 2006 fiscal year is reflected in footnote (8) to the Summary Compensation Table, which appears elsewhere in this proxy statement.

Severance Benefits

The Compensation Committee believes that companies should provide fair and reasonable severance and change-of-control benefits to executives. In our case, these severance and change-of-control benefits are intended to promote stability and continuity of senior management, attract and retain superior talent, and reflect the fact that it may be difficult for them to find comparable employment within a short period of time. Furthermore, the Compensation Committee believes such benefits align the interests of the executive officers with those of the stockholders with regard to any potential sale of the company.

Our severance plan applies to all eligible full-time U.S. employees. However, our employment agreement with each named executive officer sets forth severance and change-of-control benefits that exceed those provided under our general severance plan. The benefits and payments for which our named executive officers are eligible are described in greater detail under “Potential Payments Upon Termination or Change in Control,” which appears elsewhere in this proxy statement. Competitive data provided by the independent consultants shows that such benefits are common among peers, and more generally when a change-of-control transaction occurs among industry firms. The Compensation Committee believes that our benefits are in the top quartile of the peers.

CEO Employment Agreement

On April 3, 2007, we and Mark R. Goldston terminated his amended and restated employment agreement dated January 27, 2004 and entered into a new employment agreement. The term of the new employment agreement extends through March 1, 2011. In connection with the new agreement, Mr. Goldston was granted a restricted stock unit award covering 750,000 shares of our common stock, which award will vest in full on February 15, 2011. The Compensation Committee believed this award was necessary to secure the services of Mr. Goldston at least through the end of the vesting period. Our restricted stock units contain dividend equivalent rights pursuant to which Mr. Goldston will receive, in the event dividends or other distributions are declared and paid on outstanding shares of our common stock, an additional payment equal to each dividend or distribution which would have been paid on the shares of common stock underlying those units had such shares been issued and outstanding at the time that dividend or distribution was made to our stockholders. As was generally the case under his old employment agreement, the new employment agreement provides that if his employment is terminated without cause, or his employment is involuntarily terminated (including a resignation for good reason) following a change in control, subject to Mr. Goldston entering into a release of claims, he will be entitled to a lump sum payment equal to three times the sum of his annual base salary and a specified bonus amount, plus he will receive a pro rated specified bonus for the year of his termination, and all of his outstanding options and restricted stock and restricted stock unit awards will vest. In consideration of the severance payment, Mr. Goldston has agreed to an 18-month non-competition and non-solicitation of employees agreement. To the extent any of his severance benefits constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), resulting in the imposition of excise taxes, we have agreed to provide Mr. Goldston with a full tax gross-up, which will cover those excise taxes and all additional taxes he incurs by reason of such payment. In the event Mr. Goldston’s employment is terminated by reason of death or permanent disability, all of his options, restricted stock and restricted stock units will vest in full. In all other material respects, the new employment agreement is substantially similar to his old employment agreement, descriptions of which are included under “Employment Agreement” and “Potential Payments Upon Termination or Change in Control,” which appear elsewhere in this proxy statement.

Tax and Accounting Considerations

Deductibility of Executive Compensation.   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation paid to our named executive officers, to the extent such compensation exceeds $1 million per covered officer in any year. However, the limitation does not apply to compensation that is performance-based pursuant to certain milestones established under a stockholder-approved plan.

The 2006 Bonus Plan was not submitted for stockholder approval, and all compensation paid under that plan was accordingly subject to the $1 million limitation. The cash compensation paid to our named executive officers for the 2006 fiscal year did not exceed the $1 million limit per covered officer, except in the case of Messrs. Goldston and Hilliard. The Compensation Committee has decided not to submit the 2007 Bonus Plan for stockholder approval at the 2007 annual meeting or to take any other action to limit or restructure the elements of cash compensation payable to our executive officers.

In addition, the deductibility of any compensation deemed paid by us in connection with the award of restricted stock or restricted stock units, or the exercise of option grants made under our 2001 Stock Incentive Plan on or after the date of the 2004 annual meeting (or prior to that date for certain grants made to executive officers) will also be subject to the $1 million limitation per covered executive officer. For the 2006 fiscal year, the cash compensation paid to the named executive officers, together with the compensation deemed paid by us in connection with equity awards, exceeded the limit per covered officer for each named executive officer. The approximate amount of total compensation that will not be deductible pursuant to Section 162(m) of the Internal Revenue Code is set forth in the table below.

Named Executive Officer:	Total Amount of Compensation Not Deductible ($):
Mark R. Goldston	10,692,000
Charles S. Hilliard	756,000
Gerald J. Popek	280,000
Frederic A. Randall, Jr.	472,000
Matthew J. Wisk	209,000

The Compensation Committee believes that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, the Compensation Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash incentive programs or equity incentive programs, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code.

Accounting for Stock-Based Compensation.   Our stock option grant policies have been impacted by the implementation of SFAS 123R, which we adopted in the first quarter of the 2006 fiscal year. Under SFAS 123R, we are required to value unvested stock options granted prior to our adoption of SFAS 123R under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period. On December 15, 2005, we accelerated the vesting of all outstanding stock options with exercise prices in excess of $16.00 per share. These out-of-the-money options were accelerated primarily to eliminate any future compensation expense we would have otherwise had to recognize with respect to them in our income statements after the implementation of SFAS 123R. Our current intent is to limit the number of stock option grants and to rely on restricted stock and restricted stock units instead. The Compensation Committee believes this strategy is best aligned with the philosophy of increasing stockholder value because it is intended to limit future earnings dilution from options while at the same time retaining the goals of long-term incentives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2007 Annual Meeting of Stockholders.

Submitted by the Compensation Committee of the Board of Directors:

Robert Berglass
Kenneth L. Coleman
Dennis Holt

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the company and its subsidiaries for the year ended December 31, 2006 by the company’s Chief Executive Officer, Chief Financial Officer and each of the company’s three other most highly compensated executive officers whose total compensation for the 2006 fiscal year was in excess of $100,000 and who were serving as executive officers at the end of the 2006 fiscal year. No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2006 fiscal year have been excluded by reason of their termination of employment or change in executive status during that year. The listed individuals will be hereinafter referred to as the “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non- Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)(5)(6)(7)		Total ($)
Mark R. Goldston, Chairman and Chief Executive Officer	2006	880,000	—	2,916,022	18,737	1,398,714	—	533,418		5,746,891
Charles S. Hilliard, President and Chief Financial Officer	2006	440,000	—	1,190,410	5,110	589,357	—	220,708		2,445,585
Gerald J. Popek, Executive Vice President and Chief Technology Officer	2006	407,000	—	334,501	3,407	504,455	—	77,730		1,327,093
Frederic A. Randall, Jr., Executive Vice President, General Counsel and Secretary	2006	407,000	—	915,533	4,088	524,805	—	182,787	(8)	2,034,213
Matthew J. Wisk, Executive Vice President, Chief Marketing Officer	2006	385,000	—	530,185	378,583	477,188	—	7,892		1,778,848

(1)                Includes amounts deferred under the company’s Employee Tax Savings Plan (the “Savings Plan”), a qualified deferred compensation plan under section 401(k) of the Internal Revenue Code. For information regarding the minimum base salary requirements for the named executive officers under their respective employment agreements, see “Employment Agreements,” which appears elsewhere in this proxy statement.

(2)                Represents the compensation cost recognized for financial statement reporting purposes for the 2006 fiscal year, in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS 123R”), with respect to the portion of the stock or option awards which vested in that year, including awards which may have been granted in earlier years. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. In the 2006 fiscal year, an aggregate of 75,000 restricted stock units and approximately 6,300 option shares were forfeited by executive officers. For information regarding assumptions underlying the SFAS 123R valuation of equity awards, see Note 5 of the Consolidated Financial Statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(3)                Represents the annual variable incentive awards earned by each named executive officer under the 2006 Management Bonus Plan (the “2006 Bonus Plan”). For information regarding the 2006 Bonus Plan, see the Grants of Plan-Based Awards Table and the Compensation Discussion and Analysis, which appear elsewhere in this proxy statement. For information regarding the minimum bonus for which each named executive officer is eligible pursuant to his employment agreement, see “Employment Agreements,” which appears elsewhere in this proxy statement.

(4)                The stock awards include restricted stock units which contain dividend equivalent rights. Pursuant to those rights, each executive officer will receive, in the event dividends or other distributions are declared and paid on the company’s outstanding shares of common stock, an additional payment equal to each dividend or distribution which would have been paid on the shares of common stock underlying those units had such shares been issued and outstanding at the time that dividend or distribution was made to the company’s stockholders. The payment will be made in the same form as the actual dividend or distribution is made to the stockholders. The table includes the amounts received pursuant to the dividend equivalent rights pertaining to the restricted stock units awarded on March 24, 2005 to Messrs. Goldston, Hilliard, Popek and Randall, because the company initiated its quarterly cash dividend in May 2005, and accordingly, the SFAS 123R value of those earlier units did not reflect the potential dividends on the company's common stock. The amount received by such named executive officers is as follows: Mr. Goldston, $325,000; Mr. Hilliard, $110,500; Mr. Popek, $65,000; and Mr. Randall, $81,250. However, the SFAS 123R value of subsequent restricted stock units does take such dividend equivalent rights into consideration.  Accordingly, the $75,000 received by Mr. Wisk in the 2006 fiscal year pursuant to the dividend equivalent rights pertaining to the restricted stock units awarded to him on August 15, 2005 is not included as part of his compensation for the 2006 fiscal year.

(5)                Also includes the cash dividends paid during the 2006 fiscal year on the outstanding shares of restricted stock awarded on January 27, 2004 to Messrs. Goldston, Hilliard and Randall, because such shares of restricted stock were awarded prior to the company's initiation of its quarterly cash dividend in May 2005, and accordingly, the SFAS 123R value of those shares does not take into account such dividends. The amount received by such named executive officers is as follows: Mr. Goldston, $200,000; Mr. Hilliard, $100,000; and Mr. Randall, $80,000. The dividends were paid at the same time such dividends were paid on all other outstanding shares of the company’s common stock.

(6)                Includes a matching contribution by the company to the Savings Plan on behalf of each named executive officer in an amount not to exceed 6% of his eligible compensation under such plan. The company’s matching contributions for the named executive officers for the 2006 fiscal year were as follows: Mr. Goldston, $3,300; Mr. Hilliard, $3,300; Mr. Popek, $3,300; Mr. Randall, $3,300; and Mr. Wisk, $3,300.

(7)                The company provides standard medical and dental benefits to its U.S. employee base. For vice presidents and more senior executives, including the executive officers, the company pays the portion of the insurance premiums for such benefits that otherwise would have been payable by such employees. For the 2006 fiscal year, the following amounts were paid on behalf of our named executive officers for such medical and dental benefits: Mr. Goldston, $2,422; Mr. Hilliard, $2,422; Mr. Popek, $2,422; Mr. Randall, $1,636; and Mr. Wisk, $2,422.

In addition to the medical and dental benefits provided to U.S. employees, the company also provides supplemental medical and dental coverage to vice presidents and more senior executives, including the executive officers, under the Exec-U-Care program. For the 2006 fiscal year, the following premium amounts were paid for coverage of our named executive officers under the Exec-U-Care program: Mr. Goldston, $2,696; Mr. Hilliard, $4,486; Mr. Popek, $7,008; Mr. Randall, $1,913; and Mr. Wisk, $2,170. Included in the Exec-U-Care premium amounts is an accidental death and dismemberment insurance policy with up to $100,000 in coverage.

(8)                In addition to the items noted in footnotes (4), (5), (6) and (7) above, this amount includes $14,688, which represents partial reimbursement by the company of corporate housing expenses incurred by Mr. Randall in the 2006 fiscal year.

GRANTS OF PLAN-BASED AWARDS

The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2006 fiscal year under any incentive compensation plan.

		Potential Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Option Awards
Mark R. Goldston	3/27/06	528,000	(1)	704,000-1,232,000	(2)	1,408,000	(3)	—	—	—	—	—	—	—
		—		264,000(4)		—		—	—	—	—	—	—	—
Charles S. Hilliard	3/27/06	220,000	(1)	308,000-528,000	(2)	616,000	(3)	—	—	—	—	—	—	—
		—		88,000(4)		—		—	—	—	—	—	—	—
Gerald J. Popek	3/27/06	203,500	(1)	284,900-488,400	(2)	569,800	(3)	—	—	—	—	—	—	—
		—		40,700(4)		—		—	—	—	—	—	—
Frederic A. Randall, Jr.	3/27/06	203,500	(1)	284,900-488,400	(2)	569,800	(3)	—	—	—	—	—	—	—
		—		61,050(4)		—		—	—	—	—	—	—	—
Matthew J. Wisk	3/27/06	192,500	(1)	269,500-462,000	(2)	539,000	(3)	—	—	—	—	—	—	—
		—		38,500(4)		—		—	—	—	—	—	—	—

(1)                 Represents the bonus amount that would have been payable if the revenue and adjusted OIBDA objectives established for the 2006 fiscal year under the 2006 Bonus Plan had been attained at the minimum threshold levels.

(2)                 Represents the range of bonus amounts payable when the revenue and adjusted OIBDA objectives established for the 2006 fiscal year under the 2006 Bonus Plan are each attained within the target range. Accordingly, this bonus range corresponds to the range set for target attainment of each of the objectives. For each objective, the target range was set between two dollar amounts.

(3)                 Represents the bonus amount that would have been payable if the revenue and adjusted OIBDA objectives established for the 2006 fiscal year under the 2006 Bonus Plan had been attained at or above maximum levels.

(4)                 Represents the bonus amount payable under the 2006 Bonus Plan in connection with the successful completion and integration of an acquisition of a non-ISP business approved by the Board of Directors.

2006 Management Bonus Plan

The company’s non-equity incentive plan, the 2006 Management Bonus Plan (the “2006 Bonus Plan”), included two components: (i) incentive awards for meeting or exceeding specified revenue and adjusted OIBDA (defined, for purposes of the 2006 Bonus Plan, as operating income before depreciation and amortization, and subject to certain adjustments as described in the plan) objectives, and (ii) incentive awards for the company’s acquisition of non-ISP businesses. The corresponding incentive levels were established as a percentage of the participant’s base salary.

With respect to the financial objectives component, the Compensation Committee determined a range of revenue objectives and a range of adjusted OIBDA objectives that reflected its assessment of the financial objectives set forth in the company’s confidential, internal operating budget, and as a result, the company does not publicly disclose the specific objectives for competitive reasons. The Compensation Committee believed that the objectives at the low end of the ranges would be moderately challenging, the objectives in the middle of the ranges would be challenging, and the objectives at the high end of the ranges would be significantly challenging to achieve. The corresponding incentive levels ranged from 60% to 160% of base salary for Mr. Goldston, and 50% to 140% of base salary for the other named executive officers.

With respect to the acquisitions component, the objective was the successful completion and integration of acquisitions of non-ISP businesses approved by the Board of Directors. The incentive levels for this component equaled 30% of base salary for Mr. Goldston, 20% of base salary for Mr. Hilliard, 15% of base salary for Mr. Randall, and 10% of base salary for Messrs. Popek and Wisk.

The annual variable incentive award actually earned by each named executive officer for the 2006 fiscal year is reflected in the Summary Compensation Table, which appears elsewhere in this proxy statement. For additional information regarding the 2006 Bonus Plan, see the Compensation Discussion and Analysis, which appears elsewhere in this proxy statement.

2007 Fiscal Year Grants

On February 15, 2007, the named executive officers were granted the following restricted stock units: Mr. Goldston, 250,000; Mr. Hilliard, 100,000; Mr. Popek, 50,000; Mr. Randall, 70,000; and Mr. Wisk, 50,000. In addition, in connection with the execution of a new employment agreement with Mr. Goldston on April 3, 2007, he was granted an additional 750,000 restricted stock units.

Each of the above restricted stock units provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The restricted stock units granted on February 15, 2007 will vest in three successive equal annual installments upon the named executive officer’s completion of each year of service with the company over the three-year period measured from February 15, 2007. The restricted stock units granted to Mr. Goldston on April 3, 2007 will vest in one installment upon his completion of four successive years of service with the company on February 15, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2006.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($)
Mark R. Goldston	469,457	(1)	—	—	3.334	02/08/2011	250,000	(7)	3,319,975	—	—
	825,000	(2)	—	—	5.767	05/06/2012	375,000	(8)	4,980,000	—	—
	825,000	(3)	—	—	17.947	06/17/2013	—		—	—	—
	625,000	(4)	—	—	18.700	01/28/2014	—		—	—	—
Charles S. Hilliard	225,000	(2)	—	—	5.767	05/06/2012	125,000	(7)	1,659,988	—	—
	225,000	(3)	—	—	17.947	06/17/2013	127,500	(8)	1,693,200	—	—
	170,000	(4)	—	—	18.700	01/28/2014	—		—	—	—
Gerald J. Popek	43,751	(5)	—	—	8.127	10/08/2010	75,000	(8)	996,000	—	—
	68,125	(2)	—	—	5.767	05/06/2012	—		—	—	—
	150,000	(3)	—	—	17.947	06/17/2013	—		—	—	—
	70,000	(4)	—	—	18.700	01/28/2014	—		—	—	—
Frederic A. Randall, Jr.	48,750	(2)	—	—	5.767	05/06/2012	100,000	(7)	1,327,990	—	—
	180,000	(3)	—	—	17.947	06/17/2013	93,750	(8)	1,245,000	—	—
	125,000	(4)	—	—	18.700	01/28/2014	—		—	—	—
Matthew J. Wisk	115,000	(6)	—	—	11.770	07/31/2015	75,000	(9)	996,000	—	—

              (1)  The option was granted on February 9, 2001 for a total of 600,000 shares of our common stock and was immediately exercisable for all of the underlying shares. However, any unvested shares purchased under such option would be subject to the company’s right to repurchase those shares, at the exercise price paid per share, upon Mr. Goldston’s termination of service with the company prior to vesting in such shares. The option was subject to a four-year vesting schedule measured from the grant date and became fully vested as of February 9, 2005.

              (2)  The options were granted on May 7, 2002 and were immediately exercisable for all of the underlying shares of our common stock. However, any unvested shares purchased under such option would be subject to the company’s right to repurchase those shares, at the exercise price paid per share, upon the named executive officer’s termination of service with the company prior to vesting in such shares. The options were subject to a four-year vesting schedule measured from the grant date and became fully vested as of May 7, 2006.

              (3)  The options were granted on June 18, 2003 and were immediately exercisable for all of the underlying shares of our common stock. However, any unvested shares purchased under such option would be subject to the company’s right to repurchase those shares, at the exercise price paid per share, upon the named executive officer’s termination of service with the company prior to vesting in such shares. The options were subject to a three-year vesting schedule measured from the grant date but became fully vested on December 15, 2005 as a result of the Compensation Committee’s decision to accelerate the vesting of all outstanding options with exercise prices in excess of $16.00 per share.

              (4)  The options were granted on January 29, 2004 and were immediately exercisable for all of the underlying shares of common stock. However, any unvested shares purchased under such option would be subject to the company’s right to repurchase those shares, at the exercise price paid per share, upon the named executive officer’s termination of service with the company prior to vesting in such shares. The options were subject to a three-year vesting schedule measured from the grant date but became fully vested on December 15, 2005 as a result of the Compensation Committee’s decision to accelerate the vesting of all outstanding options with exercise prices in excess of $16.00 per share.

              (5)  The option was granted on October 9, 2000 for a total of 150,000 shares of common stock and was immediately exercisable for all of the underlying shares. However, any unvested shares purchased under such option would be subject to the company’s right to repurchase those shares, at the exercise price paid per share, upon Mr. Popek’s termination of service with the company prior to vesting in such shares. The options were subject to a four-year vesting schedule measured from the grant date and became fully vested as of October 9, 2004.

              (6)  The option was granted on August 1, 2005 for a total of 150,000 shares of common stock and was immediately exercisable for all of the underlying shares. However, any unvested shares purchased under such option will be subject to the company’s right to repurchase those shares, at the exercise price paid per share, upon Mr. Wisk’s termination of service with the company prior to vesting in such shares. Twenty-five percent of the total option shares vested on August 1, 2006, and the balance will vest in 36 successive equal monthly installments upon Mr. Wisk’s completion of each additional month of service thereafter over the three-year period ending August 1, 2009.

              (7)  Shares of restricted common stock were awarded on January 27, 2004 and will vest in full on January 27, 2008. The shares are directly owned by the named executive officer and are subject to repurchase by the company at the purchase price of $.0001 per share if the named executive officer voluntarily leaves the company prior to January 27, 2008.

              (8)  The restricted stock units were awarded on March 24, 2005. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The restricted stock units will vest in four successive equal annual installments upon the named executive officer’s completion of each year of service with the company over the four-year period measured from February 15, 2006.

              (9)  On August 15, 2005, Mr. Wisk was awarded a total of 100,000 restricted stock units. Each unit provides him with the right to receive one share of our common stock upon the vesting of that unit. The restricted stock units will vest in four successive equal annual installments upon his completion of each year of service with the company over the four-year period measured from August 15, 2005.

          (10)  These valuations are based on the $13.28 closing price of our common stock on December 29, 2006.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth for each of the named executive officers, the number of shares of our common stock acquired, and the resulting value realized, on each exercise of stock options during the year ended December 31, 2006, and the number and value of shares of our common stock subject to each restricted stock, deferred stock or restricted stock unit award that vested during the year ended December 31, 2006. No stock appreciation rights were exercised by the named executive officers during the 2006 fiscal year, and none of the named executive officers held any stock appreciation rights as of December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mark R. Goldston	795,000	8,435,646	125,000	1,522,500
Charles S. Hilliard	—	—	42,500	517,650
Gerald J. Popek	105,881	978,728	25,000	304,500
Frederic A. Randall, Jr.	—	—	31,250	380,625
Matthew J. Wisk	35,000	73,462	25,000	273,000

(1)             Value realized is determined by multiplying (i) the amount by which the market price per share of our common stock on the date of exercise exceeded the exercise price per share by (ii) the number of shares of our common stock for which the options were exercised.

(2)             Value realized is determined by multiplying (i) the market price per share of our common stock on the applicable vesting date by (ii) the number of shares of our common stock as to which each award vested on such date.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(7)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(8)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(5)
Equity Compensation Plans Approved by Stockholders(1)(2)	8,053,756 (4)	$13.01 (4)	5,869,505 (6)
Equity Compensation Plans Not Approved by Stockholders(3)	1,895,141	$10.01	720,167
Total	9,948,897	$12.37	6,589,672

(1)             Consists of the 2001 Stock Incentive Plan (the “2001 Plan”) and the 2001 Employee Stock Purchase Plan (the “ESPP”). In connection with the Merger, we consolidated the Juno Online Services, Inc. 1999 Stock Incentive Plan and the NetZero, Inc. 1999 Stock Incentive Plan to form the 2001 Plan. Both the NetZero and Juno plans were approved by their respective stockholders prior to the Merger. In connection with the Merger, options to purchase 11,748,790 shares of NetZero common stock were assumed and converted into options to purchase 3,524,637 shares of our common stock and then transferred to the 2001 Plan; and options to purchase 8,031,560 shares of Juno common stock were assumed and converted into options to purchase 4,300,900 shares of our common stock and then transferred to the 2001 Plan.

(2)             In connection with the Merger, we consolidated the Juno Online Services, Inc. 1999 Employee Stock Purchase Plan and the NetZero, Inc. 1999 Employee Stock Purchase Plan to form the ESPP. Both the Juno ESPP and NetZero ESPP were approved by their respective stockholders prior to the Merger.

(3)             Consists of the 2001 Supplemental Stock Incentive Plan (the “2001 Supplemental Plan”), the Classmates Online, Inc. Amended and Restated 1999 Stock Plan (the “Classmates 1999 Plan”) and the Classmates Online, Inc. 2004 Stock Plan (the “Classmates 2004 Plan”). In connection with the Merger, we consolidated the following non-stockholder approved plans to form the 2001 Supplemental Plan: (i) the NetZero, Inc. 2001 Non-Executive Stock Incentive Plan; (ii) the Juno Online Services, Inc. 2001 Supplemental Stock Incentive Plan, (iii) the AimTV, Inc. 1999 Employee Stock Option Plan and (iv) the 1999 RocketCash Corporation Stock Option Plan. The RocketCash and AimTV plans were assumed by NetZero prior to the Merger in connection with the acquisition of all of the outstanding capital stock of each company. In connection with the Merger, options to purchase 2,028,475 shares of NetZero common stock, which included the AIM TV options assumed by NetZero and converted into options to acquire NetZero common stock in connection with the AimTV acquisition, were assumed and converted into options to purchase 608,542 shares of our common stock and then transferred to the 2001 Supplemental Plan; and options to purchase 774,125 shares of Juno common stock were assumed and converted into options to purchase 414,543 shares of our common stock and then transferred to the 2001 Supplemental Plan. The AimTV options assumed by NetZero covered 32,475 shares of NetZero common stock and, when transferred to the 2001 Supplemental Plan following the Merger, were converted into options to acquire 9,742 shares of our common stock at a weighted average exercise price of $3.43 per share. As of December 31, 2006, there were no outstanding AimTV options. In connection with the acquisition of Classmates Online, Inc., we assumed options to purchase 785,584 shares of Classmates Online, Inc. common stock under the Classmates 1999 Plan and converted them into options to purchase 364,412 shares of our common stock; and we assumed options to purchase 378,479 shares of Classmates Online, Inc. common stock under the Classmates 2004 Plan and converted them into options to purchase 175,573 shares of our common stock. We also assumed the remaining unallocated share reserve under the Classmates 2004 Plan and converted that reserve into an additional 763,126 shares of our common stock available for future grant. All of the foregoing adjustments to the outstanding Classmates options and the remaining 2004 Plan reserve were made in accordance with the applicable exchange ratio in effect for the Classmates acquisition. The Classmates 1999 Plan provides that the shares underlying any options which are forfeited upon termination of employment will become available for re-issuance under the Classmates 2004 Plan and will accordingly increase the number of shares of our common stock available for future grant under that plan.

(4)             Excludes purchase rights outstanding under the ESPP. Under the ESPP, each eligible employee may purchase up to 3,750 shares of our common stock at semi-annual intervals on the last business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the purchase date.

(5)             The 2001 Plan, the ESPP and the 2001 Supplemental Plan each contain a provision whereby the share reserve under the plan will automatically increase on the first business day of January each year that the plan remains in existence. The increase for each plan will be limited to the lesser of a specified number of shares or a percentage of our outstanding common stock as of the last business day of the calendar year immediately preceding the increase. The 2001 Plan will be increased each year by the lesser of 4.0% of the outstanding common stock and 1,950,000 shares; the 2001 Supplemental Plan will be increased each year by the lesser of 0.5% of the outstanding common stock and 214,200 shares; and the ESPP will be increased each year by the lesser of 1.5% of the outstanding common stock and 975,000 shares.

(6)             As of December 31, 2006, 3,274,553 shares of our common stock remained available for issuance under the 2001 Plan, and 2,594,952 shares of our common stock remained available for issuance under the ESPP. The shares available for issuance under the 2001 Plan may be issued upon the exercise of stock options or stock appreciation rights granted under such plan, or those shares may be issued through direct stock issuances or pursuant to restricted stock awards or restricted stock units which vest upon the attainment of prescribed performance milestones or the completion of designated service periods. Shares may also be issued as a bonus for services rendered the company, without any cash payment required from the recipient.

(7)             This table reflects the aggregate number of shares of our common stock to be issued upon exercise of options and restricted stock units outstanding as of December 31, 2006. The comparable table included in the proxy statement for the Annual Meeting of Stockholders held in 2006 reflected only the number of shares of our common stock to be issued upon exercise of options outstanding as of December 31, 2005, and inadvertently excluded the number of shares of our common stock to be issued under then outstanding restricted stock units.

(8)             The calculation does not take into account the number of shares of our outstanding common stock underlying outstanding restricted stock units. Such shares will be issued at the time the restricted stock units vest, without any cash consideration payable for those shares.

The 2001 Supplemental Plan

Eligible individuals under the 2001 Supplemental Plan include continuing employees (other than executive officers) and independent consultants in our service or the service of our subsidiaries. In addition, newly-hired employees (including newly-hired executive officers) may receive an award under the plan in connection with their commencement of employment with us. The 2001 Supplemental Plan also contains an automatic share increase provision pursuant to which the share reserve will automatically increase on the first trading day of January each year over the ten-year term of the plan by an amount equal to 0.5% of the outstanding shares of our common stock on the last trading day in the immediately preceding calendar year, up to a maximum annual increase of 214,200 shares (adjusted for any subsequent stock dividends, stock splits, recapitalizations or similar transactions affecting our common stock). Awards under the 2001 Supplemental Plan may be either in the form of stock option grants with exercise prices at, above or below the fair market value of our common stock on the award date or in the form of restricted stock or restricted stock unit awards. No option grants will have a maximum term in excess of 10 years, and each option grant or stock award will generally vest over one or more years of service. However, upon certain changes in control or ownership, those options and stock awards may vest in whole or in part on an accelerated basis. As of December 31, 2006, options and restricted stock units covering an aggregate of 1,208,685 shares of our common stock were outstanding under the 2001 Supplemental Plan, and 396,666 shares of our common stock remained available for future issuance.

Classmates Online, Inc. 2004 Plan as assumed by United Online

Eligible individuals under the Classmates 2004 Plan include (i) employees, directors and officers of Classmates Online, Inc. or its subsidiaries and (ii) employees, directors and executive officers of United Online or its subsidiaries whose service commenced or commences after the date of our acquisition of Classmates Online, Inc. Awards under the Classmates 2004 Plan may be either in the form of non-statutory stock option grants with an exercise price of not less than 85% of the fair market value of our common stock on the grant date or in the form of restricted stock or restricted stock unit awards. No option grants will have a maximum term in excess of 10 years, and each option grant or stock award will generally vest over one or more years of service. However, upon certain changes in control or ownership, those options and stock awards may vest in whole or in part on an accelerated basis. As of December 31, 2006, options covering an aggregate of 660,229 shares of our common stock were outstanding under the Classmates 2004 Plan, and 323,501 shares of our common stock remained available for future issuance. The Classmates 1999 Plan provides that the shares underlying any options which are forfeited upon termination of employment will become available for issuance under the Classmates 2004 Plan and will accordingly increase the number of shares of our common stock issuable under that plan. As of December 31, 2006, options to purchase 26,227 shares of our common stock were outstanding under the Classmates 1999 Plan.

EMPLOYMENT AGREEMENTS

The company has employment agreements in place with each of its named executive officers. Among other things, these employment agreements set minimum annual base salaries for each executive officer in an amount equal to their respective annual base salaries as of the date they entered into their respective employment agreements. The employment agreements also establish bonus eligibility amounts for each of our executive officers tied to a specified percentage of their then current annual base salaries. The following table includes the minimum annual base salary amounts and bonus eligibility (set as a percentage of such base salary) for each of the named executive officers under their respective employment agreements, as well as the expiration date of each such employment agreement, subject to extension by our Board of Directors.

Named Executive Officer	Minimum Annual Base Salary ($)	Minimum Bonus Eligibility (% of then current annual base salary)	Employment Agreement Expiration Date
Mark R. Goldston(1)	925,000	100%	March 1, 2011
Charles S. Hilliard	500,000	up to 100%	February 9, 2008
Gerald J. Popek	427,000	up to 100%	August 1, 2007
Frederic A. Randall, Jr.	427,000	up to 100%	February 9, 2008
Matthew J. Wisk	404,000	up to 100%	August 1, 2007

(1)             In April 2007, Mr. Goldston entered into a new employment agreement with the company and terminated his previous agreement. Under his previous agreement, which was in effect during the 2006 fiscal year and would have expired on February 9, 2008, Mr. Goldston’s bonus eligibility was up to 125% of his then current annual base salary.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described below, the employment agreement which the company has in place with each of the named executive officers includes provisions that may affect the amount paid or benefits provided following termination of the named executive officer’s employment under certain circumstances. In addition, the company’s equity compensation plan documents also provide for accelerated vesting under certain circumstances relating to a change-in-control of the company.

Our employment agreement with Mr. Goldston provides that if his employment is terminated without cause, or his employment is involuntarily terminated (including a resignation for good reason) following a change in control, subject to his entering into a release of claims, he will be entitled to a lump sum payment equal to three times the sum of his annual base salary and a specified bonus amount, plus he will receive a pro rated specified bonus for the year of his termination, and all of his outstanding options and restricted stock and restricted stock unit awards will vest. In consideration of the severance payment, Mr. Goldston has agreed to an 18-month non-competition and non-solicitation of employees agreement. To the extent any of his severance benefits constitute a “parachute payment” under Section 280G of the Internal Revenue Code resulting in the imposition of excise taxes, we have agreed to provide Mr. Goldston with a full tax gross-up, which will cover those excise taxes and all additional taxes he incurs by reason of such payment. In the event Mr. Goldston’s employment is terminated by reason of death or permanent disability, all of his options, restricted stock and restricted stock units will vest in full.

Our employment agreements with Messrs. Hilliard and Randall each provide that if such named executive officer’s employment is terminated without cause, or if his employment is involuntarily terminated (including a resignation for good reason) following a change in control, he will be entitled to a lump sum payment equal to three times the sum of his annual base salary and a specified bonus amount, plus he will receive a pro rated specified bonus for the year of his termination. If such named executive officer’s employment is terminated without cause, he will receive an additional 12 months of vesting credit under each of his outstanding stock options and restricted stock unit awards, and a specified portion of his restricted stock will vest. However, if such named executive officer’s employment is involuntarily terminated (including a resignation for good reason) following a change in control, all of his outstanding stock options and restricted stock and restricted stock unit awards will vest. In consideration of the severance payment, such named executive officers have agreed to an 18-month non-competition agreement. To the extent any of such named executive officer’s severance benefits constitute a “parachute payment” under Section 280G of the Internal Revenue Code resulting in the imposition of excise taxes, we have agreed to provide him with a full tax gross-up which will cover those excise taxes and all additional taxes he incurs by reason of such payment. In the event such named executive officer’s employment is terminated by reason of death or permanent disability, all of his options, restricted stock and restricted stock units will vest in full.

Our employment agreement with Mr. Popek provides that if his employment is terminated without cause, or if he resigns for good reason, he will be entitled to a cash severance payment, payable in 12 equal monthly installments, in an aggregate amount equal to his annual base salary plus a specified bonus amount. In addition, he will receive an additional 12 months of vesting credit under each of his outstanding stock options and restricted stock unit awards (the “Accelerated Vesting Credit”). If his employment is terminated without cause, or he resigns for good reason, following a change in control, he will be entitled to the cash severance payment described above, plus additional vesting credit under each of his outstanding stock options and restricted stock unit awards equal to the greater of (i) an additional 12 months or (ii) the additional number of shares in which he would have been vested at the time of such termination if he had completed an additional period of service equal in duration to the actual period of service completed by him between the grant date for each applicable award and the date of the termination (the “Special Accelerated Vesting Credit”). In the event his employment is terminated by reason of death or permanent disability, he will receive the Accelerated Vesting Credit under each of his outstanding stock options and restricted stock unit awards. In consideration of the severance payment and the Accelerated Vesting Credit or Special Accelerated Vesting Credit, he has agreed to a 12-month non-competition agreement and a standard release of claims.

Our agreement with Mr. Wisk provides that if his employment is terminated without cause, or if he resigns for good reason, he will receive the Accelerated Vesting Credit under each of his outstanding stock options and restricted stock units and a severance payment, payable in equal monthly installments over the 12-month period following such termination. If such termination had occurred before August 1, 2006, the severance payment would have equaled one year of his then current base salary. If such termination occurs after August 1, 2006, the severance payment will equal his annual base salary plus a specified bonus amount. In the event Mr. Wisk’s employment is terminated without cause, or he resigns for good reason, following a change in control, he will be entitled to the severance payment described above and the Special Accelerated Vesting Credit under each of his outstanding stock options and restricted stock unit awards. In the event Mr. Wisk’s employment is terminated by reason of death or permanent disability, he will receive the Accelerated Vesting Credit under each of his outstanding stock options and restricted stock unit awards. In consideration of the severance payment and the Accelerated Vesting Credit or Special Accelerated Vesting Credit, he has agreed to a 12-month non-competition agreement and to enter into a standard release of claims.

All outstanding options and restricted stock units under the company’s stock plans will immediately vest upon a change in control, to the extent not assumed or continued in effect by the successor entity or replaced with a cash retention program which preserves the intrinsic value of the award at that time and provides for subsequent payout in accordance with the pre-existing vesting schedules for those awards.

The following table provides estimated payments and benefits which would be provided to each named executive officer assuming the following hypothetical events occurred with respect to the named executive officer on December 29, 2006: (A) termination without cause; (B) involuntary termination following a change in control; (C) change in control in which outstanding restricted stock and restricted stock unit awards and stock options are not continued or assumed by the company’s successor or replaced with a cash retention program; and (D) termination as a result of death or permanent disability. For additional information regarding the terms and conditions relating to such payments and benefits, see our employment agreements with the named executive officers and our equity compensation plan documents, copies of which were previously or will be filed with the SEC.

	Aggregate	Fair Value of Accelerated Vesting(1)			Parachute	AD&D
Hypothetical Event	Severance Payment ($)(2)	Restricted Stock and RSUs ($)	Stock Options ($)		Tax Gross- Up Payment ($)(3)	Insurance Proceeds ($)(4)	Total ($)
A. Termination without cause
Mark R. Goldston	6,160,000	8,299,975	—		—	—	14,459,975
Charles S. Hilliard	2,640,000	2,613,104	—		—	—	5,253,104
Gerald J. Popek	814,000	581,000	—		—	—	1,395,000
Frederic A. Randall, Jr.	2,442,000	2,026,574	—		—	—	4,468,574
Matthew J. Wisk	770,000	442,667	56,625		—	—	1,269,292
B. Involuntary termination following a change in control
Mark R. Goldston	6,640,000	8,299,975	—	(5)	—	—	14,939,975
Charles S. Hilliard	2,920,000	3,353,188	—	(5)	—	—	6,273,188
Gerald J. Popek	814,000	830,000	—		—	—	1,644,000
Frederic A. Randall, Jr.	2,701,000	2,572,990	—	(5)	—	—	5,273,990
Matthew J. Wisk	770,000	553,333	75,500		—	—	1,398,833
C. Change in control acceleration
Mark R. Goldston	—	8,299,975	—		—	—	8,299,975
Charles S. Hilliard	—	3,353,188	—		—	—	3,353,188
Gerald J. Popek	—	996,000	—		—	—	996,000
Frederic A. Randall, Jr.	—	2,572,990	—		—	—	2,572,990
Matthew J. Wisk	—	996,000	151,000		—	—	1,147,000
D. Death or disability
Mark R. Goldston	—	8,299,975	—		—	100,000	8,399,975
Charles S. Hilliard	—	3,353,188	—		—	100,000	3,453,188
Gerald J. Popek	—	581,000	—		—	100,000	681,000
Frederic A. Randall, Jr.	—	2,572,990	—		—	100,000	2,672,990
Matthew J. Wisk	—	442,667	56,625		—	100,000	599,292

(1)             The valuation is based on the $13.28 closing price of our common stock on December 29, 2006.

(2)             Includes severance and bonus amounts.

(3)             Base amount calculations are based on taxable wages for the years 2001 through 2005.

(4)             As part of the Exec-U-Care program, each named executive officer has accidental death and dismemberment insurance coverage, the proceeds of which would equal $100,000 in the event of a qualifying accidental death, and up to $100,000 in the event of a qualifying dismemberment. For the purposes of this table, we have assumed that the circumstances surrounding the hypothetical termination as a result of death or permanent disability entitled the named executive officer to the full amount of such insurance proceeds.

(5)             Under the employment agreement with each of Messrs. Goldston, Hilliard and Randall, if such named executive officer’s employment is involuntarily terminated (as such term is defined in his respective employment agreement), vesting of all option shares will be accelerated in full and such options will remain in effect for a one-year period following the date of termination. Messrs. Goldston, Hilliard and Randall did not have any unvested option shares as of December 29, 2006. With respect to the extension of the post-termination exercise period of their outstanding options, for the purposes of this table, we have assumed that the outstanding options were exercised in full in connection with the change-in-control transaction and accordingly, no additional value for the extended exercise period has been included in this table.

RELATED PARTY TRANSACTIONS

Our Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions unless such transactions have been approved by a comparable committee of the Board of Directors or the Board of Directors as a whole. Pursuant to our Code of Ethics, without full disclosure and prior written approval, our executive officers and directors are not permitted to make any investment, accept any position or benefits, participate in any transaction or business arrangement or otherwise act in a manner that creates or appears to create a conflict of interest. Our executive officers and directors are required to make such disclosure to, and receive the prior written approval of, the General Counsel and the Chairman of the Audit Committee, or such other individual or committee of the Board of Directors as may be designated by the Board of Directors. A current copy of the Code of Ethics is available on our corporate Web site (www.unitedonline.com).

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the company’s audited financial statements for the year ended December 31, 2006, included in the company’s Form 10-K for that period.

Composition and Charter.   The Audit Committee of our Board of Directors currently consists of three independent directors, as that term is defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules: Mr. Armstrong, who serves as Chairman of the Audit Committee, Mr. Coleman and Ms. Scott. The Audit Committee operates under a written charter adopted by our Board of Directors, which was amended in March 2007 and is attached to this proxy statement as Appendix A. The Board of Directors and the Audit Committee review and assess the adequacy of the charter of the Audit Committee on an annual basis, particularly in light of recent legislation and rule making regarding the role of the Audit Committee.

Responsibilities.   The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others; reviewing the systems of internal controls over financial reporting, disclosure controls and procedures and the company’s financial reporting process that management and the Board have established; and endeavoring to maintain free and open lines of communication among the Audit Committee, the company’s independent registered public accounting firm and management. The Audit Committee is also responsible for the review of all critical accounting policies and practices to be used by the company; the review and approval or disapproval of all proposed transactions or courses of dealings that are required to be disclosed by Item 404 of Regulation S-K that are not otherwise approved by a comparable committee or the entire Board; and establishing procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters. The Audit Committee also has the authority to secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities.

It is not the duty of the Audit Committee to plan or conduct audits or to prepare the company’s financial statements. Management is responsible for preparing the company’s financial statements, and has the primary responsibility for assuring their accuracy and completeness, and the independent registered public accounting firm is responsible for auditing those financial statements and expressing its opinion as to their presenting fairly in accordance with generally accepted accounting principles the company’s financial condition, results of operations and cash flows. However, the Audit Committee does consult with management and the company’s independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of the company’s financial affairs. In addition, the Audit Committee is responsible for the oversight of the independent registered public accounting firm; considering and approving the appointment of and approving all engagements of, and fee arrangements with, the company’s independent registered public accounting firm; and the evaluation of the independence of the company’s independent registered public accounting firm.

In the absence of their possession of information that would give them a reason to believe that such reliance is unwarranted, the members of the Audit Committee rely without independent verification on the information provided to them by, and on the representations made by, the company’s management and the company’s independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls over financial reporting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. However, the company’s independent registered public accounting firm must attest to the management report on the effectiveness of the company’s internal controls over financial reporting and the absence of any material weaknesses or significant deficiencies with respect to those controls. The Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the company’s financial statements are presented in accordance with generally accepted auditing standards, or that the financial statements are presented in accordance with generally accepted accounting principles.

Review with Management and Independent Registered Public Accounting Firm.   The Audit Committee has reviewed and discussed the company’s audited financial statements (including the quality of the company’s accounting principles) with the company’s management and the company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. In addition, the Audit Committee has consulted with management and PricewaterhouseCoopers LLP prior to the presentation of financial statements to stockholders. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, including, among other items, matters related to the conduct by the independent registered public accounting firm of the audit of the company’s consolidated financial statements. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and has discussed with PricewaterhouseCoopers LLP its independence from the company, including whether its provision of non-audit services has compromised such independence.

Conclusion and Reappointment of Independent Registered Public Accounting Firm.   Based on the reviews and discussions referred to above in this report, the Audit Committee recommended to the company’s Board of Directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC, and in February 2007 appointed PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Submitted by the Audit Committee of the Board of Directors:

James T. Armstrong
Kenneth L. Coleman
Carol A. Scott

Stock Performance Graph

The following graph compares, for the five year period ended December 31, 2006, the cumulative total stockholder return for the company’s common stock, the Nasdaq Stock Market (U.S. companies) Index (the “NASDAQ Composite”) and the Morgan Stanley Internet Index (“MS Internet Index”). Measurement points are the last trading day of each of the company’s fiscal years ended December 31, 2001, 2002, 2003, 2004, 2005 and 2006. The graph assumes that $100 was invested on December 31, 2001 in the common stock of the company, the NASDAQ Composite and the MS Internet Index and assumes reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05	Dec-06
United Online, Inc.	$100.00	$379.54	$599.64	$411.79	$530.70	$526.82	(1)
NASDAQ Composite	$100.00	$68.47	$102.72	$111.54	$113.07	$123.84
MS Internet Index	$100.00	$57.14	$93.80	$107.07	$107.94	$118.11

(1)             The comparable performance graph included in the company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007 inadvertently reflected $506.33, rather than $526.82, as the cumulative total stockholder return for our common stock as of the last trading day of the fiscal year ended December 31, 2006.

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by us under those statutes, the compensation committee report, the audit committee report, reference to the independence of the audit committee members and the stock performance graph are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Executive officers, directors and greater-than-10% beneficial owners are required to furnish us with copies of all of the forms that they file.

Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2006, our officers, directors, greater-than-10% beneficial owners and other persons subject to Section 16(a) of the Exchange Act complied with all filing requirements of Section 16(a) applicable to them.

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 1, 2007, accompanies this proxy statement being mailed to all stockholders. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

Form 10-K; Available Information

Stockholders may obtain an additional copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, free of charge, by writing to our corporate Secretary at United Online, Inc., 21301 Burbank Boulevard, Woodland Hills, California 91367. All reports and documents we file with the SEC are also available, free of charge, on our corporate Web site (www.unitedonline.com).

BY ORDER OF THE BOARD OF DIRECTORS OF UNITED ONLINE, INC.

Frederic A. Randall, Jr. Executive Vice President, General Counsel and Secretary

Woodland Hills, California
April 24, 2007

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNITED ONLINE, INC.

AS AMENDED AND RESTATED BY THE BOARD ON MARCH 28, 2007

I.   PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of United Online, Inc. (the “Corporation”) is to oversee the accounting and financial reporting processes of the Corporation and its subsidiaries and the audits of the financial statements of the Corporation.

II.   COMPOSITION OF THE COMMITTEE

The Committee shall consist of three or more directors, as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”), and any additional requirements that the Board deems appropriate.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

Each member of the Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee must be designated by the Board to be the “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”) pursuant to the Sarbanes-Oxley Act of 2002 (the “Act”).

III.   MEETINGS OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings.

IV.   DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, Nasdaq, or any other applicable regulatory authority:

Selection, Evaluation, and Oversight of the Auditors

(a)   Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Corporation’s Annual Report on Form 10-K is referred to herein as the “independent auditors”);

(b)   Review and, in its sole discretion, approve in advance the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such independent auditors (which approval should be made after receiving input from the Corporation’s management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or as otherwise provided for in the Audit Committee Pre-Approval Policy;

(c)   Review the performance of the Corporation’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

(d)   Evaluate the independence of the Corporation’s independent auditors by, among other things:

(i)             obtaining and reviewing from the Corporation’s independent auditors a formal written statement delineating all relationships between the independent auditors and the Corporation, consistent with Independence Standards Board Standard 1;

(ii)         actively engaging in a dialogue with the Corporation’s independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

(iii)     taking, or recommending that the Board take, appropriate action to oversee the independence of the Corporation’s independent auditors;

(iv)       monitoring compliance by the Corporation’s independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

(v)           monitoring compliance by the Corporation of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and

(vi)       engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules;

Oversight of Annual Audit and Quarterly Reviews

(e)   Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year;

(f)    Review with management, the Corporation’s independent auditors and the Corporation’s internal auditing department, if any, the following information which is required to be reported by the independent auditor:

(i)             all critical accounting policies and practices to be used;

(ii)         all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(iii)     all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences; and

(iv)       any material financial arrangements of the Corporation which do not appear on the financial statements of the Corporation;

(g)   Resolve all disagreements between the Corporation’s independent auditors and management regarding financial reporting;

Oversight of Financial Reporting Process and Internal Controls

(h)   Review:

(i)             the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Corporation’s internal audit function, through inquiry and discussions or periodic meetings with the Corporation’s independent auditors, management and the Corporation’s internal auditing department, if any;

(ii)         the yearly report prepared by management, and attested to by the Corporation’s independent auditors, assessing the effectiveness of the Corporation’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Corporation’s Annual Report on Form 10-K; and

(iii)     the Committee’s level of involvement and interaction with the Corporation’s internal audit function, if any, including the Committee’s line of authority and role in appointing and compensating employees in the internal audit function;

(i)    Review with the chief executive officer, chief financial officer and independent auditors, periodically, the following:

(i)             all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information; and

(ii)         any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting;

(j)    Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, assign additional internal audit projects to the Corporation’s internal auditing department;

(k)   Review with management the Corporation’s policies and procedures with respect to risk assessment and risk management, including a review of the Corporation’s major financial risk exposures and its insurance program;

(l)    Receive periodic reports from the Corporation’s independent auditors, management and the Corporation’s internal auditing department to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

(m)  Review and discuss with the independent auditors the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Corporation’s financial statements should be included in the Annual Report on Form 10-K;

(n)   Establish and maintain free and open means of communication between and among the Committee, the Corporation’s independent auditors, the Corporation’s internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

Miscellaneous

(o)   Review and approve or disapprove of all proposed transactions required to be disclosed by Item 404 of Regulation S-K, unless such transaction has been approved by a comparable committee of the Board of Directors or the Board of Directors as a whole;

(p)   Meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Corporation and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Corporation or any of its directors, officers, employees, or agents or breaches of fiduciary duty to the Corporation;

(q)   Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement;

(r)    Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

(s)    Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

(t)    Review and assess the adequacy of this Charter on an annual basis; and

(u)   Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

V.   INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisers as it deems necessary.

* * *

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit, or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary.

Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable federal or state law.

* * *

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNITED ONLINE, INC.

AS AMENDED AND RESTATED BY THE BOARD ON MARCH 28, 2007

I.   PURPOSE OF THE COMMITTEE

The purposes of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of United Online, Inc. (the “Corporation”) shall be to oversee the Corporation’s executive compensation and employee equity-based benefit plans; to review and discuss with management the Corporation’s compensation discussion and analysis (“CD&A”) to be included in the Corporation’s annual proxy statement or annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”); and to prepare the Compensation Committee Report as required by the rules of the SEC.

II.   COMPOSITION OF THE COMMITTEE

The Committee shall consist of three or more directors as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”), and any additional requirements that the Board deems appropriate. Members of the Committee shall also qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

III.   MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less than twice annually. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

IV.   DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.   Executive Compensation

The Committee shall have the following duties and responsibilities with respect to the Corporation’s executive compensation plans:

(a)   To review at least annually the goals and objectives of the Corporation’s executive compensation plans, and amend these goals and objectives if the Committee deems it appropriate.

(b)   To review at least annually the Corporation’s executive compensation plans in light of the Corporation’s goals and objectives with respect to such plans, and, if the Committee deems it appropriate, adopt new, or amend existing, executive compensation plans.

(c)   To evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of the Corporation’s executive compensation plans, and determine and approve the Chief Executive Officer’s compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee shall consider all relevant factors, including the Corporation’s performance and relative stockholder return, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer of the Corporation in past years. The Committee may discuss the Chief Executive Officer’s compensation with the Board if it chooses to do so.

(d)   To evaluate annually the performance of the other executive officers of the Corporation in light of the goals and objectives of the Corporation’s executive compensation plans, and determine and approve the compensation of such other executive officers. To the extent that long-term incentive compensation is a component of such executive officer’s compensation, the Committee shall consider all relevant factors in determining the appropriate level of such compensation, including the factors applicable with respect to the Chief Executive Officer.

(e)   To evaluate annually the appropriate level of compensation for Board and Committee service by non-employee members of the Board, and to make recommendations to the Board regarding such compensation.

(f)    To review and approve any employment agreements, severance or termination arrangements, and other compensatory contracts or arrangements to be made with any executive officer of the Corporation.

(g)   To perform such duties and responsibilities as may be assigned to the Committee under the terms of any executive compensation plan.

(h)   To review and approve perquisites or other personal benefits to the Corporation’s executive officers and recommend any changes to the Board with respect to any perquisites or other personal benefits to directors.

(i)    To review and discuss with management the Corporation’s CD&A, and based on that review and discussion, to recommend to the Board that the CD&A be included in the Corporation’s annual proxy statement or annual report on Form 10-K filed with the SEC.

(j)    To prepare the Compensation Committee Report in accordance with the rules and regulations of the SEC for inclusion in the Corporation’s annual proxy statement or annual report on Form 10-K.

(k)   To review the description of the Committee’s processes and procedures for the consideration and determination of executive and director compensation to be included in the Corporation’s annual proxy statement.

B.   General Compensation and Employee Benefit Plans

Except as otherwise determined by resolution of the Board and concurrent with any other authority granted to other committees of the Board, the Committee shall have the following duties and responsibilities with respect to the Corporation’s employee equity-based plans:

(a)   To review at least annually the goals and objectives of the Corporation’s equity-based plans, and amend, or recommend that the Board amend, these goals and objectives if the Committee deems it appropriate.

(b)   To review at least annually the Corporation’s equity-based plans, in light of the goals and objectives of these plans, and recommend that the Board amend these plans if the Committee deems it appropriate.

(c)   To review all equity-compensation plans to be submitted for stockholder approval under the Nasdaq listing standards, and to review and approve, or recommend that the Board approve, all equity-compensation plans that are exempt from such stockholder approval requirement.

(d)   To perform such duties and responsibilities as may be assigned to the Committee under the terms of any equity-based plan.

V.   ROLE OF CHIEF EXECUTIVE OFFICER

The Chief Executive Officer may make, and the Committee may consider, recommendations to the Committee regarding the Corporation’s executive compensation plans and practices, its incentive-compensation and equity-based plans with respect to executive officers, including the Chief Executive Officer, and the Corporation’s director compensation arrangements.

VI.   DELEGATION OF AUTHORITY

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

VII.   EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following:  the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Corporation’s or the Board’s policies or procedures.

VIII.   INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisers as it deems necessary or appropriate, including compensation consultants, to advise the Committee with respect to amounts or forms of executive and director compensation. The Committee shall have the sole authority to retain or terminate any compensation consultant to assist the Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms, such fees to be borne by the Corporation.

*   *   *

While the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or state law.

CHARTER OF THE NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNITED ONLINE, INC.

AS AMENDED AND RESTATED BY THE BOARD ON MARCH 28, 2007

I.   PURPOSE OF THE COMMITTEE

The purposes of the Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of United Online, Inc. (the “Corporation”) shall be to identify and to recommend to the Board individuals qualified to serve as directors of the Corporation.

II.   COMPOSITION OF THE COMMITTEE

The Committee shall consist of three or more directors, as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”), and any additional requirements that the Board deems appropriate.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

III.   MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than annually. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

IV.   DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A. Board Candidates and Nominees

The Committee shall have the following duties and responsibilities with respect to Board candidates and nominees:

(a)   To assist in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board, including persons suggested by stockholders or others. The Committee may, if it deems

C-1

appropriate, establish procedures to be followed by stockholders in submitting recommendations for Board candidates.

(b)   To review the background and qualifications of individuals being considered as director candidates. Among the qualifications considered in the selection of candidates, the Committee shall look at the following attributes and criteria of candidates:  experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board.

(c)   To recommend to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Corporation, which recommendations shall be consistent with the criteria for selecting directors established by the Board from time to time.

(d)   To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

V.   EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following:  the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Corporation’s or the Board’s policies or procedures.

VI.   INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Corporation.

*   *   *

While the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or state law.

C-2

UNITED ONLINE, INC

 DETACH PROXY CARD HERE

1. To elect two directors to serve until the third annual stockholders meeting following their election or until their successors are duly elected and qualified:
ELECTION OF DIRECTORS			☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐ FOR ALL EXCEPT as indicated to the contrary below
Nominees: 01 Robert Berglass, 02 Kenneth L. Coleman.
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below:
EXCEPTIONS

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of United Online, Inc. for the fiscal year ending December 31, 2007.

The Board of Directors recommends a vote FOR the directors listed above and a vote FOR each of the listed proposals.  This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE AND THIS PROXY IS RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINEES LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.
☐	FOR	☐	AGAINST	☐	ABSTAIN

Please sign exactly as the name appears on your stock certificate. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Please print the name(s) appearing on each stock certificate(s) over which you have voting authority:

(Print name(s) on certificate)

						(Signature and Title, if applicable)	Date

						(Signature, Joint Owner)	Date

 DETACH PROXY CARD HERE

UNITED ONLINE, INC.

PROXY

United Online Annual Meeting of Stockholders, May 22, 2007

This Proxy is Solicited on Behalf of the Board of Directors of
United Online, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 22, 2007 and the Proxy Statement, and appoints Mark R. Goldston and Charles S. Hilliard, and each of them, the Proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, par value $0.0001 per share, of United Online, Inc., a Delaware corporation, that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of United Online, Inc. to be held on Tuesday, May 22, 2007 at 10:30 a.m. Pacific time at the Hilton Woodland Hills and Towers, 6360 Canoga Avenue, Woodland Hills, California 91367, or at any and all adjournments and postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this Proxy shall be voted in the manner set forth below.

(Continued, and to be marked, dated and signed, on the other side)